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                                                                     EXHIBIT T3F


                         UNITED STATES BANKRUPTCY COURT
                          NORTHERN DISTRICT OF ILLINOIS
                                EASTERN DIVISION

IN RE:                                     :
                                           :   CHAPTER 11
WORLD KITCHEN, INC.,                       :   JOINTLY ADMINISTERED
A DELAWARE CORPORATION, ET AL.,            :   CASE NO. 02-B21257
                                           :
                                           :   HONORABLE JACK B. SCHMETTERER
                            DEBTORS.       :
___________________________________________:
                                           :
                                           :
(WORLD KITCHEN, INC.)                      :   (CASE NO. 02-B21257)
(WKI HOLDING COMPANY, INC.)                :   (CASE NO. 02-B21258)
(CHICAGO CUTLERY, INC.)                    :   (CASE NO. 02-B21259)
(CSC OF TENNESSEE, INC.)                   :   (CASE NO. 02-B21260)
(EKCO CLEANING, INC.)                      :   (CASE NO. 02-B21261)
(EKCO DISTRIBUTION OF ILLINOIS, INC.)      :   (CASE NO. 02-B21262)
(EKCO GROUP, INC.)                         :   (CASE NO. 02-B21263)
(EKCO HOUSEWARES, INC.)                    :   (CASE NO. 02-B21264)
(EKCO MANUFACTURING OF OHIO, INC.)         :   (CASE NO. 02-B21265)
(WB OF OHIO, INC.)                         :   (CASE NO. 02-B21266)
(WKI LATIN AMERICA HOLDING, LLC)           :   (CASE NO. 02-B21267)
(WORLD KITCHEN (GHC), INC.)                :   (CASE NO. 02-B21268)
                                           :
                                           :   SECOND AMENDED JOINT PLAN OF
                                           :   REORGANIZATION OF WORLD
                                           :   KITCHEN, INC., ITS PARENT
                                           :   CORPORATION AND ITS
                                           :   SUBSIDIARY DEBTORS

                                             RICHARD M. CIERI (OH 0032464)
                                             JEFFREY B. ELLMAN (OH 0055558)
                                             CARL E. BLACK (OH 0069479)
                                             JONES, DAY, REAVIS & POGUE
                                             North Point
                                             901 Lakeside Avenue
                                             Cleveland, Ohio 44114
                                             (216) 586-3939

                                             HENRY L. GOMPF (TX 08116400)
                                             JONES, DAY, REAVIS & POGUE
                                             2727 North Harwood
                                             Dallas, Texas  75201
                                             (214) 220-3939

                                             ATTORNEYS FOR DEBTORS AND
                                             DEBTORS IN POSSESSION

November 15, 2002

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ARTICLE I.     DEFINED TERMS, RULES OF INTERPRETATION AND COMPUTATION OF TIME.............................1

         A.    Defined Terms..............................................................................1

               1.   "9-1/4% Senior Note Claim"............................................................1

               2.   "9-1/4% Senior Notes".................................................................1

               3.   "9-1/4% Senior Note Indenture"........................................................1

               4.   "9-1/4% Senior Note Indenture Trustee"................................................1

               5.   "9-5/8% Senior Subordinated Note Claim"...............................................1

               6.   "9-5/8% Senior Subordinated Notes"....................................................1

               7.   "9-5/8% Senior Subordinated Note Indenture"...........................................1

               8.   "9-5/8% Senior Subordinated Note Indenture Trustee"...................................1

               9.   "Administrative Claim"................................................................1

               10.  "Administrative Trade Claims".........................................................2

               11.  "Allowed Claim".......................................................................2

               12.  "Allowed . . . Claim".................................................................2

               13.  "Ballot"..............................................................................2

               14.  "Bank Loan Claim".....................................................................2

               15.  "Bankruptcy Code".....................................................................2

               16.  "Bankruptcy Court"....................................................................2

               17.  "Bankruptcy Rules"....................................................................2

               18.  "Bar Date"............................................................................2

               19.  "Bar Date Order"......................................................................2

               20.  "Borden"..............................................................................2

               21.  "Borden Credit Facility"..............................................................3

               22.  "Borden Credit Facility Claim"........................................................3

               23.  "Business Day"........................................................................3

               24.  "Chapter 11 Cases"....................................................................3

               25.  "Claim"...............................................................................3

               26.  "Claims Objection Bar Date"...........................................................3

               27.  "Class"...............................................................................3

               28.  "Committee"...........................................................................3

               29.  "Confirmation"........................................................................3

               30.  "Confirmation Date"...................................................................3

               31.  "Confirmation Hearing"................................................................3

               32.  "Confirmation Order"..................................................................3

               33.  "Cure Amount Claim"...................................................................3

               34.  "Debtors".............................................................................3
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               35.  "DIP Credit Agreement"................................................................3

               36.  "DIP Lenders".........................................................................3

               37.  "Disbursing Agent"....................................................................4

               38.  "Disclosure Statement"................................................................4

               39.  "Disputed Claim"......................................................................4

               40.  "Disputed Insured Claim" and "Disputed Uninsured Claim"...............................4

               41.  "Distribution Record Date"............................................................4

               42.  "Document Website"....................................................................4

               43.  "Effective Date"......................................................................4

               44.  "ERISA"...............................................................................4

               45.  "Estate"..............................................................................4

               46.  "Executory Contract and Unexpired Lease"..............................................4

               47.  "Exit Financing Facility".............................................................4

               48.  "Exit Financing Facility Agent Bank"..................................................5

               49.  "Fee Claim"...........................................................................5

               50.  "File," "Filed" or "Filing"...........................................................5

               51.  "Final Order".........................................................................5

               52.  "Indenture Trustee"...................................................................5

               53.  "Insured Claim".......................................................................5

               54.  "Intercompany Claims".................................................................5

               55.  "Interest"............................................................................5

               56.  "IRB".................................................................................5

               57.  "IRB Claim"...........................................................................5

               58.  "KKR Entity"..........................................................................5

               59.  "Management Stock Plan"...............................................................6

               60.  "New Common Stock"....................................................................6

               61.  "New Senior Secured Term Loan Facility"...............................................6

               62.  "New Senior Secured Term Loan Facility Agent Bank"....................................6

               63.  "New Senior Secured Term Loans".......................................................6

               64.  "New Senior Subordinated Note Indenture"..............................................6

               65.  "New Senior Subordinated Notes".......................................................6

               66.  "Old Prepetition Credit Facility Notes"...............................................6

               67.  "Old Stockholders' Agreement".........................................................6

               68.  "Old WKI Common Stock"................................................................6

               69.  "Old WKI Preferred Stock".............................................................6

               70.  "Ordinary Course Professionals Order".................................................6
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               71.  "PBGC"................................................................................6

               72.  "Pension Plan"........................................................................6

               73.  "Petition Date".......................................................................6

               74.  "Plan"................................................................................6

               75.  "Prepetition Credit Facility".........................................................7

               76.  "Prepetition Credit Facility Agent"...................................................7

               77.  "Priority Claim"......................................................................7

               78.  "Priority Tax Claim"..................................................................7

               79.  "Professional"........................................................................7

               80.  "Pro Rata"............................................................................7

               81.  "Quarterly Distribution Date".........................................................7

               82.  "Real Property Executory Contract and Unexpired Lease"................................7

               83.  "Reinstated" or "Reinstatement".......................................................7

               84.  "Released Claims".....................................................................8

               85.  "Reorganized".........................................................................8

               86.  "Representatives".....................................................................8

               87.  "Restructuring Transactions"..........................................................8

               88.  "Schedules"...........................................................................8

               89.  "Secondary Liability Claim"...........................................................8

               90.  "Secured Claim".......................................................................8

               91.  "Stipulation of Amount and Nature of Claim"...........................................8

               92.  "Stockholders' Agreement".............................................................8

               93.  "Subsidiary Debtor"...................................................................8

               94.  "Subsidiary Debtor Equity Interests"..................................................8

               95.  "Supporting Creditors"................................................................8

               96.  "Tax".................................................................................8

               97.  "Third Party Disbursing Agent"........................................................9

               98.  "Tort Claim"..........................................................................9

               99.  "Trade Claim".........................................................................9

               100. "Tranche B Revolving Claim"...........................................................9

               101. "Uninsured Claim".....................................................................9

               102. "Unsecured Claim".....................................................................9

               103. "Untendered Share Claim"..............................................................9

               104. "Voting Deadline".....................................................................9

               105. "WKI".................................................................................9

               106. "WKI/CCPC Tax Agreement"..............................................................9
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               107. "WKI/KKR Entity Release and Indemnification Agreement"................................9

         B.    Rules of Interpretation and Computation of Time............................................9

               1.   Rules of Interpretation...............................................................9

               2.   Computation of Time..................................................................10

ARTICLE II.    CLASSES OF CLAIMS AND INTERESTS...........................................................10

         A.    Unimpaired Classes of Claims and Interests................................................10

               1.   Class 1 (Unsecured Priority Claims)..................................................10

               2.   Class 2 (Tranche B Revolving Claims).................................................10

               3.   Class 3 (Other Secured Claims).......................................................10

               4.   Class 4 (IRB Claims).................................................................10

               5.   Class 13 (Subsidiary Interests)......................................................10

         B.    Impaired Classes of Claims and Interests..................................................10

               1.   Class 5 (9-1/4% Senior Note Claims)..................................................10

               2.   Class 6 (Bank Loan Claims)...........................................................10

               3.   Class 7 (Borden Credit Facility Claims)..............................................10

               4.   Class 8 (WKI General Unsecured Claims)...............................................10

               5.   Class 9 (9-5/8% Senior Subordinated Note Claims).....................................10

               6.   Class 10 (Subsidiary Debtor General Unsecured Claims)................................10

               7.   Class 11 (Untendered Share Claims)...................................................11

               8.   Class 12 (Intercompany Claims).......................................................11

               9.   Class 14 (Old WKI Preferred Stock)...................................................11

               10.  Class 15 (Old WKI Common Stock)......................................................11

ARTICLE III.   TREATMENT OF CLAIMS AND INTERESTS.........................................................11

         A.    Unclassified Claims.......................................................................11

               1.   Payment of Administrative Claims.....................................................11

                    a.   Administrative Claims in General................................................11

                    b.   Statutory Fees..................................................................11

                    c.   Ordinary Course Liabilities.....................................................11

                    d.   Claims Under the DIP Credit Agreement and Related Orders........................11

                    e.   Special Provisions Regarding the Indenture Trustees' Claims.....................12

                    f.   Bar Dates for Administrative Claims.............................................12

                         i.   General Bar Date Provisions................................................12

                              ii.  Bar Dates for Certain Administrative Claims...........................12

                                   A.   Professional Compensation........................................12

                                   B.   Ordinary Course Liabilities......................................13
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                                   C.   Claims Under the DIP Credit Agreement and Related
                                        Orders...........................................................13

               2.   Payment of Priority Tax Claims.......................................................13

                    a.   Priority Tax Claims.............................................................13

                    b.   Other Provisions Concerning Treatment of Priority Tax Claims....................13

         B.    Unimpaired Classes of Claims..............................................................13

               1.   Class 1 Claims (Unsecured Priority Claims)...........................................13

               2.   Class 2 Claims (Tranche B Revolving Claims)..........................................13

               3.   Class 3 Claims (Other Secured Claims)................................................14

               4.   Class 4 Claims (IRB Claims)..........................................................14

               5.   Class 13 Interests (Subsidiary Debtor Equity Interests)..............................14

         C.    Impaired Classes of Claims and Interests..................................................14

               1.   Class 5 Claims (9-1/4% Senior Note Claims)...........................................14

               2.   Class 6 Claims (Bank Loan Claims)....................................................14

               3.   Class 7 Claims (Borden Credit Facility Claims).......................................15

               4.   Class 8 Claims (WKI General Unsecured Claims)........................................15

               5.   Class 9 (9-5/8% Senior Subordinated Note Claims).....................................15

               6.   Class 10 Claims (Subsidiary Debtor General Unsecured Claims).........................15

               7.   Class 11 Claims (Untendered Share Claims)............................................15

               8.   Class 12 Claims (Intercompany Claims)................................................15

               9.   Class 14 Interests (Old WKI Preferred Stock).........................................15

               10.  Class 15 Interests and Claims (Old WKI Common Stock).................................15

         D.    Special Provisions Regarding the Treatment of Allowed Secondary Liability Claims;
               Maximum Recovery..........................................................................15

ARTICLE IV.    MEANS FOR IMPLEMENTATION OF THE PLAN......................................................16

         A.    Continued Corporate Existence and Vesting of Assets in the Reorganized Debtors............16

         B.    Restructuring Transactions................................................................16

               1.   Restructuring Transactions Generally.................................................16

               2.   Obligations of Any Successor Corporation in a Restructuring Transaction..............16

         C.    Corporate Governance, Directors and Officers, Employment-Related Agreements and
               Compensation Programs.....................................................................17

               1.   Certificates of Incorporation and Bylaws.............................................17

               2.   Directors and Officers of the Reorganized Debtor.....................................17

               3.   Employment, Retirement and Other Related Agreements and Management Stock
                    Programs; Retiree Benefits; Pension Plan; Workers' Compensation Programs.............17

               4.   Corporate Action.....................................................................18
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         D.       Exit Financing Facility, Obtaining Cash for Plan Distributions.........................18

         E.       Preservation of Rights of Action; Settlement Agreements and Releases...................18

                  1.   Preservation of Rights of Action by the Debtors and the Reorganized Debtors.......18

                  2.   Releases..........................................................................19

                       a.   General Releases by Holders of Claims or Interests...........................19

                       b.   Releases of Holders of Class 2 Claims and Class 6 Claims, KKR
                            Entities and Related Persons.................................................19

                            i.   Releases by the Debtors and Debtors in Possession.......................19

                            ii.  Releases by Holders of Claims or Interests..............................19

                            iii. Releases by the Holders of Class 2 Claims, Class 6 Claims
                                 and the KKR Entities....................................................19

                    c.   Injunction Related to Releases..................................................20

         F.    Cancellation and Surrender of Instruments, Securities and Other Documentation.............20

         G.    Release of Liens..........................................................................20

         H.    Effectuating Documents; Further Transactions; Exemption from Certain Transfer Taxes.......20

         I.    Stockholders' Agreement...................................................................21

         J.    Additional Agreements.....................................................................21

         K.    Limitations on Amounts to Be Distributed to Holders of Allowed Insured Claims.............21

         L.    Substantive Consolidation.................................................................21

ARTICLE V.     TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES.....................................21

         A.    Executory Contracts and Unexpired Leases to Be Assumed....................................21

               1.   Assumption and Assignment Generally; Exceptions......................................21

               2.   Real Property Executory Contracts and Unexpired Leases...............................21

               3.   Approval of Assumptions and Assignments; Assignments Related to Restructuring
                    Transactions.........................................................................21

         B.    Payments Related to the Assumption of Executory Contracts and Unexpired Leases............22

         C.    Contracts and Leases Entered Into After the Petition Date.................................22

         D.    Rejection Damages.........................................................................22

         E.    Bar Date for Rejection Damages............................................................22

         F.    Obligations to Indemnify Directors, Officers and Employees................................22

         G.    Rejection of Certain KKR Entity Agreements................................................23

ARTICLE VI.    PROVISIONS GOVERNING DISTRIBUTIONS........................................................23

         A.    Distributions for Claims Allowed as of the Effective Date.................................23

         B.    Method of Distributions to Holders of Claims..............................................23

         C.    Compensation and Reimbursement for Services Related to Distributions......................23

         D.    Delivery of Distributions and Undeliverable or Unclaimed Distributions....................24

               1.   Delivery of Distributions............................................................24
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                    a.   Generally.......................................................................24

                    b.   Special Provisions for Distributions to Holders of 9-5/8% Senior
                         Subordinated Claims or 9-1/4% Senior Note Claims................................24

               2.   Undeliverable Distributions Held by Disbursing Agents................................24

                    a.   Holding of Undeliverable Distributions; Undelivered New Common Stock............24

                    b.   After Distributions Become Deliverable..........................................24

                    c.   Failure to Claim Undeliverable Distributions....................................24

         E.    Distribution Record Date..................................................................25

         F.    Means of Cash Payments....................................................................25

         G.    Timing and Calculation of Amounts to Be Distributed.......................................25

               1.   Allowed Claims.......................................................................25

               2.   Distributions of New Common Stock....................................................25

               3.   De Minimis Distributions.............................................................25

         H.    Surrender of Canceled Instruments or Securities...........................................26

               1.   Tender of 9-5/8% Senior Subordinated Notes and 9-1/4% Senior Notes...................26

               2.   Lost, Stolen, Mutilated or Destroyed 9-5/8% Senior Subordinated Notes or
                    9-1/4% Senior Notes..................................................................26

               3.   Failure to Surrender 9-5/8% Senior Subordinated Notes or 9-1/4% Senior Notes.........26

         I.    Compliance with Tax Requirements..........................................................26

         J.    Setoffs...................................................................................26

ARTICLE VII.   PROCEDURES FOR RESOLVING DISPUTED CLAIMS..................................................27

         A.    Prosecution of Objections to Claims.......................................................27

               1.   Objections to Claims.................................................................27

               2.   Authority to Prosecute Objections....................................................27

         B.    Treatment of Disputed Claims..............................................................27

         C.    Distributions on Account of Disputed Claims Once Allowed..................................27

ARTICLE VIII.  CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION OF THE PLAN.........................27

         A.    Conditions to Confirmation................................................................27

         B.    Conditions to the Effective Date..........................................................28

         C.    Waiver of Conditions to the Confirmation or Effective Date................................28

         D.    Effect of Nonoccurrence of Conditions to the Effective Date...............................28

ARTICLE IX.    CRAMDOWN..................................................................................29

ARTICLE X.     DISCHARGE, TERMINATION, INJUNCTION AND SUBORDINATION RIGHTS...............................29

         A.    Discharge of Claims and Termination of Interests..........................................29

               1.   Complete Satisfaction, Discharge and Release.........................................29
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               2.   Discharge and Termination............................................................29

         B.    Injunctions...............................................................................29

               1.   Claims Enjoined......................................................................29

               2.   Enforcement Enjoined.................................................................30

               3.   Consent to Injunction................................................................30

         C.    Termination of Subordination Rights and Settlement of Related Claims and Controversies....30

               1.   Termination..........................................................................30

               2.   Settlement...........................................................................30

               3.   Preservation of Subordination under Section 510(b)...................................30

ARTICLE XI.    RETENTION OF JURISDICTION.................................................................31

ARTICLE XII.   MISCELLANEOUS PROVISIONS..................................................................32

         A.    Dissolution of Committee..................................................................32

         B.    Limitation of Liability...................................................................32

         C.    Modification of the Plan..................................................................32

         D.    Revocation of the Plan....................................................................32

         E.    Severability of Plan Provisions...........................................................32

         F.    Successors and Assigns....................................................................33

         G.    Service of Documents......................................................................33

               1.   The Debtors and the Reorganized Debtors..............................................33

               2.   The Committee........................................................................33

               3.   Prepetition Credit Facility Agent....................................................34

               4.   Borden...............................................................................34
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                              TABLE OF EXHIBITS(1)

Exhibit I.A.47      Principal Terms of Exit Financing Facility

Exhibit I.A.59      Management Stock Plan

Exhibit I.A.61      Principal Terms of New Senior Secured Term Loan Facility

Exhibit I.A.64      Principal Terms of New Senior Subordinated Note Indenture

Exhibit I.A.92      Stockholders' Agreement

Exhibit I.A.106     WKI/CCPC Tax Agreement

Exhibit I.A.107     WKI/KKR Entity Release and Indemnification Agreement

Exhibit IV.C.1.a Certificate of Incorporation (or Comparable Constituent Documents) of Reorganized WKI and Each Reorganized Subsidiary Debtor

Exhibit IV.C.1.b Bylaws (or Comparable Constituent Documents) of Reorganized WKI and Each Reorganized Subsidiary Debtor

Exhibit IV.C.2 Initial Directors and Officers of Each of the Reorganized WKI and Each Reorganized Subsidiary Debtor

Exhibit IV.C.3.a    Principal Terms of Management Employment Agreements



---------------
(1) To be Filed no later than ten days before the deadline to object to Confirmation of the Plan. All Exhibits will be made available on the Document Website once they are Filed. The Debtors reserve the right to modify, amend, supplement, restate or withdraw any of the Exhibits after they are Filed and shall promptly make such changes available on the Document Website.


                                       ix

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                                  INTRODUCTION

          World Kitchen, Inc., a Delaware corporation; its parent corporation, WKI Holding Company, Inc., a Delaware corporation ("WKI"); and the other above-captioned debtors and debtors in possession (collectively, the "Debtors") propose the following second amended joint plan of reorganization (the "Plan") for the resolution of the outstanding claims against and equity interests in the Debtors. The Debtors are the proponents of the Plan within the meaning of section 1129 of the Bankruptcy Code, 11 U.S.C. ss. 1129. Reference is made to the Debtors' disclosure statement, distributed contemporaneously with the Plan (the "Disclosure Statement"), for a discussion of the Debtors' history, business, results of operations, historical financial information, projections and properties, and for a summary and analysis of the Plan. There also are other agreements and documents, which will be Filed with the Bankruptcy Court, that are referenced in the Plan or the Disclosure Statement and that will be available for review.


                                   ARTICLE I.
                     DEFINED TERMS, RULES OF INTERPRETATION
                             AND COMPUTATION OF TIME

A.   DEFINED TERMS

          As used in the Plan, capitalized terms have the meanings set forth below. Any term that is not otherwise defined herein, but that is used in the Bankruptcy Code or the Bankruptcy Rules, will have the meaning given to that term in the Bankruptcy Code or the Bankruptcy Rules, as applicable.

     1. "9-1/4% SENIOR NOTE CLAIM" means a Claim against the Debtors under or evidenced by the 9-1/4% Senior Notes and the 9-1/4% Senior Note Indenture or in respect thereto, including any Claims pursuant to any guaranty thereof.

     2. "9-1/4% SENIOR NOTES" means the 9-1/4% senior notes due 2006, issued by EKCO Group, Inc. pursuant to the 9-1/4% Senior Note Indenture in an outstanding principal amount of approximately $2,877,000.

     3. "9-1/4% SENIOR NOTE INDENTURE" means the Indenture, dated as of March 25, 1996, by and among EKCO Group, Inc., the guarantors thereof and the 9-1/4% Senior Note Indenture Trustee, as the same may have been subsequently modified, amended or supplemented, together with all instruments and agreements related thereto.

     4. "9-1/4% SENIOR NOTE INDENTURE TRUSTEE" means State Street Bank and Trust Company, as successor indenture trustee under the 9-1/4% Senior Note Indenture, or any successor thereto.

     5. "9-5/8% SENIOR SUBORDINATED NOTE CLAIM" means a Claim against WKI under or evidenced by the 9-5/8% Senior Subordinated Notes and the 9-5/8% Senior Subordinated Note Indenture or in respect thereto.

     6. "9-5/8% SENIOR SUBORDINATED NOTES" means the 9-5/8% senior subordinated notes due 2008 issued by WKI, f/k/a Corning Consumer Products Company, pursuant to the 9-5/8% Senior Subordinated Note Indenture in the outstanding aggregate principal amount of $200,000,000.

     7. "9-5/8% SENIOR SUBORDINATED NOTE INDENTURE" means the Indenture, dated as of May 5, 1998, between WKI, f/k/a Corning Consumer Products Company, and the 9-5/8% Senior Subordinated Note Indenture Trustee, in respect of the 9-5/8% Senior Subordinated Notes, as the same may have been subsequently modified, amended or supplemented, together with all instruments and agreements related thereto.

     8. "9-5/8% SENIOR SUBORDINATED NOTE INDENTURE TRUSTEE" means The Bank of New York, as indenture trustee under the 9-5/8% Senior Subordinated Note Indenture, or any successor thereto.

     9. "ADMINISTRATIVE CLAIM" means a Claim for costs and expenses of administration allowed under sections 503(b), 507(b) or 1114(e)(2) of the Bankruptcy Code, including: (a) the actual and necessary costs and expenses incurred after the Petition Date of preserving the Estates and operating the businesses of the Debtors (such

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as wages, salaries, commissions for services and payments for inventories, leased equipment and premises), including Claims under the DIP Credit Agreement (including any adequate protection rights granted in connection with the approval thereof by the Bankruptcy Court); (b) compensation for legal, financial advisory, accounting and other services and reimbursement of expenses awarded or allowed under sections 330(a) or 331 of the Bankruptcy Code, including Fee Claims; (c) Claims for reclamation allowed in accordance with section 546(c)(2) of the Bankruptcy Code; and (d) all fees and charges assessed against the Estates under chapter 123 of title 28, United States Code, 28 U.S.C. ss.ss. 1911-1930.

     10. "ADMINISTRATIVE TRADE CLAIMS" means an Administrative Claim (other than a Tort Claim) arising from or with respect to the sale of goods or rendition of services on or after the Petition Date in the ordinary course of the applicable Debtor's business, including Administrative Claims of employees for ordinary course wages, expense reimbursement and health and welfare benefits.

     11.  "ALLOWED CLAIM" means:

          A. a Claim that (i) has been listed by a Debtor in its Schedules as other than disputed, contingent or unliquidated and (ii) is not otherwise a Disputed Claim;

          B. a Claim (i) for which a proof of Claim or request for payment of Administrative Claim has been Filed by the applicable Bar Date or otherwise been deemed timely Filed under applicable law and (ii) that is not otherwise a Disputed Claim; or

          C. a Claim that is allowed: (i) in any Stipulation of Amount and Nature of Claim executed by the applicable Reorganized Debtor and Claim holder on or after the Effective Date; (ii) in any contract, instrument or other agreement entered into in connection with the Plan and, if prior to the Effective Date, approved by the Bankruptcy Court; (iii) pursuant to a Final Order; or (iv) pursuant to the terms of the Plan.

     12. "ALLOWED...CLAIM" means an Allowed Claim in the particular Class or category specified.

     13. "BALLOT" means the form or forms distributed to each holder of an impaired Claim entitled to vote on the Plan on which the holder indicates acceptance or rejection of the Plan.

     14. "BANK LOAN CLAIM" means a Claim, other than a Tranche B Revolving Claim, against the Debtors under the Prepetition Credit Facility or in respect thereto, including any Claims pursuant to any guaranty thereof.

     15. "BANKRUPTCY CODE" means title 11 of the United States Code, 11 U.S.C.ss.ss.101-1330, as in effect at the relevant time.

     16. "BANKRUPTCY COURT" means the United States District Court having jurisdiction over the Chapter 11 Cases and, to the extent of any reference made pursuant to 28 U.S.C. ss. 157, the bankruptcy unit of such District Court.

     17. "BANKRUPTCY RULES" means, collectively, the Federal Rules of Bankruptcy Procedure and the local rules of the Bankruptcy Court, as in effect at the relevant time.

     18. "BAR DATE" means the applicable bar date by which a proof of Claim must be or must have been Filed, as established by an order of the Bankruptcy Court, including the Bar Date Order and the Confirmation Order.

     19. "BAR DATE ORDER" means an order of the Bankruptcy Court establishing Bar Dates for Filing proofs of Claims in the Chapter 11 Cases, as the same may be amended, modified or supplemented.

     20. "BORDEN" means Borden Chemical, Inc., f/k/a Borden, Inc., a New Jersey corporation.

        21. "BORDEN CREDIT FACILITY" means the Amended and Restated Credit Agreement by and between WKI and Borden, dated as of April 12, 2001, together with the Guarantee (as defined therein), as the same may have been subsequently modified, amended or supplemented, together with all instruments and agreements related thereto.

        22. "BORDEN CREDIT FACILITY CLAIM" means a Claim against the Debtors under the Borden Credit Facility or in respect thereto, including any Claims pursuant to any guaranty thereof.

        23. "BUSINESS DAY" means any day, other than a Saturday, Sunday or "legal holiday" (as defined in Bankruptcy Rule 9006(a)).

        24. "CHAPTER 11 CASES" means the cases commenced under Chapter 11 of the Bankruptcy Code by the Debtors.

        25. "CLAIM" means a "claim," as defined in section 101(5) of the Bankruptcy Code, against a Debtor.

        26. "CLAIMS OBJECTION BAR DATE" means, for all Claims, other than those Claims allowed in accordance with Section I.A.11.c, the latest of: (a) 120 days after the Effective Date; (b) 90 days after the Filing of a proof of Claim for such Claim; and (c) such other period of limitation as may be specifically fixed by the Plan, the Confirmation Order, the Bankruptcy Rules or a Final Order for objecting to such Claim.

        27. "CLASS" means a class of Claims or Interests, as described in
Article II.

        28. "COMMITTEE" means the statutory official committee of unsecured creditors appointed in the Chapter 11 Cases pursuant to section 1102 of the Bankruptcy Code, as such Committee may be reconstituted from time to time.

        29. "CONFIRMATION" means the entry of the Confirmation Order on the docket of the Bankruptcy Court.

        30. "CONFIRMATION DATE" means the date on which the Bankruptcy Court enters the Confirmation Order on its docket, within the meaning of Bankruptcy Rules 5003 and 9021.

        31. "CONFIRMATION HEARING" means the hearing held by the Bankruptcy Court on Confirmation of the Plan, as such hearing may be continued from time to time.

        32. "CONFIRMATION ORDER" means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

        33. "CURE AMOUNT CLAIM" means a Claim based upon a Debtor's defaults pursuant to an Executory Contract or Unexpired Lease at the time such contract or lease is assumed by such Debtor under section 365 of the Bankruptcy Code.

        34. "DEBTORS" means, collectively, the above-captioned debtors and debtors in possession identified on the cover page to this Plan.

        35. "DIP CREDIT AGREEMENT" means, collectively: (a) the Revolving Credit and Guaranty Agreement, dated as of May 31, 2002, as amended and modified from time to time, among WKI; the subsidiaries of WKI named therein as guarantors; the lenders party thereto; JPMorgan Chase Bank, as Administrative Agent; Citicorp USA, Inc., as Syndication Agent; and J.P. Morgan Securities Inc., as Book Manager and Lead Arranger; (b) all amendments thereto and extensions thereof; and (c) all security agreements and instruments related to the documents identified in (a) and (b).

        36. "DIP LENDERS" means, collectively: (a) those entities identified as "Lenders" in the DIP Credit Agreement and their respective permitted successors and assigns and (b) any agent bank named therein.

        37. "DISBURSING AGENT" means any Reorganized Debtor, in its capacity as disbursing agent pursuant to Section VI.B, or any Third Party Disbursing Agent.

        38. "DISCLOSURE STATEMENT" means the disclosure statement (including all exhibits and schedules thereto or referenced therein) that relates to the Plan and has been prepared and distributed by the Debtors, as plan proponents, as the same may be amended, modified or supplemented.

        39. "DISPUTED CLAIM" means:

                a. if no proof of Claim has been Filed by the applicable Bar Date or has otherwise been deemed timely Filed under applicable law: (i) a Claim that is listed on a Debtor's Schedules as other than disputed, contingent or unliquidated, but as to which the applicable Debtor, Reorganized Debtor or, prior to the Confirmation Date, any other party in interest, has Filed an objection by the Claims Objection Bar Date and such objection has not been withdrawn or denied by a Final Order; or (ii) a Claim that is listed on a Debtor's Schedules as disputed, contingent or unliquidated;

                b. if a proof of Claim or request for payment of an Administrative Claim has been Filed by the Bar Date or has otherwise been deemed timely Filed under applicable law: (i) a Claim for which no corresponding Claim is listed on a Debtor's Schedules; (ii) a Claim for which a corresponding Claim is listed on a Debtor's Schedules as other than disputed, contingent or unliquidated, but the nature or amount of the Claim as asserted in the proof of Claim varies from the nature or amount of such Claims as it is listed on the Schedules; (iii) a Claim for which a corresponding Claim is listed on a Debtor's Schedules as disputed, contingent or unliquidated; or (iv) a Claim for which an objection has been Filed by the applicable Debtor, Reorganized Debtor or, prior to the Confirmation Date, any other party in interest, by the Claims Objection Bar Date, and such objection has not been withdrawn or denied by a Final Order; or

                c. a Claim for damages in respect of an Executory Contract or Unexpired Lease that has been rejected or is anticipated to be rejected under section 365 of the Bankruptcy Code and as to which the applicable Bar Date has not occurred and such Claim is not otherwise an Allowed Claim.

        40. "DISPUTED INSURED CLAIM" AND "DISPUTED UNINSURED CLAIM" mean, respectively, an Insured Claim or an Uninsured Claim that is also a Disputed Claim.

        41. "DISTRIBUTION RECORD DATE" means the close of business on the Confirmation Date.

        42. "DOCUMENT WEBSITE" means the Internet site address www.worldkitchen.com/reorganization at which all of the exhibits and schedules to the Plan and the Disclosure Statement will be available to any party in interest and the public.

        43. "EFFECTIVE DATE" means the first Business Day on which (a) all conditions to the Effective Date in Section VIII.B have been met or waived in accordance with Section VIII.C and (b) substantial consummation (within the meaning of section 1101(2) of the Bankruptcy Code) of the Plan has occurred.

        44. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, 29 U.S.C. Sections 1301-1461.

        45. "ESTATE" means, as to each Debtor, the estate created for such Debtor in its Chapter 11 Case pursuant to section 541 of the Bankruptcy Code.

        46. "EXECUTORY CONTRACT AND UNEXPIRED LEASE" means a contract or lease to which a Debtor is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

        47. "EXIT FINANCING FACILITY" means a senior secured revolving credit facility, currently anticipated to be in the principal amount of $50 million, that will be entered into by the Reorganized Debtors, the Exit Financing

Facility Agent Bank and the other financial institutions party thereto on the Effective Date on substantially the terms set forth on Exhibit I.A.47.

        48. "EXIT FINANCING FACILITY AGENT BANK" means the agent bank under the Exit Financing Facility.

        49. "FEE CLAIM" means a Claim under sections 328, 330(a), 331, 503 or 1103 of the Bankruptcy Code for compensation of a Professional or other entity for services rendered or expenses incurred in the Chapter 11 Cases.

        50. "FILE," "FILED" OR "FILING" means file, filed or filing with the Bankruptcy Court or its authorized designee in the Chapter 11 Cases.

        51. "FINAL ORDER" means an order or judgment of the Bankruptcy Court, or other court of competent jurisdiction, as entered on the docket in the Chapter 11 Case or the docket of any other court of competent jurisdiction, that has not been reversed, stayed, modified or amended, and as to which the time to appeal or seek certiorari or move for a new trial, reargument or rehearing has expired, and no appeal or petition for certiorari or other proceedings for a new trial, reargument or rehearing has been timely taken, or as to which any appeal that has been taken or any petition for certiorari that has been timely filed has been withdrawn or resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought or the new trial, reargument or rehearing shall have been denied or resulted in no modification of such order.

        52. "INDENTURE TRUSTEE" means the 9-1/4% Senior Note Indenture Trustee or the 9-5/8% Senior Subordinated Note Indenture Trustee, as the case may be.

        53. "INSURED CLAIM" means any Claim arising from an incident or occurrence alleged to have occurred prior to the Effective Date that is covered under an insurance policy, other than a workers' compensation insurance policy, applicable to the Debtors or their businesses.

        54. "INTERCOMPANY CLAIMS" means any Claim of WKI or any of its direct or indirect subsidiaries against any Debtor.

        55. "INTEREST" means the rights of the holders of the Old WKI Common Stock, Old WKI Preferred Stock and equity interests in any Subsidiary Debtor, any other instruments evidencing an ownership interest in a Debtor, and the rights of any entity to purchase or demand the issuance of any of the foregoing, including: (a) redemption, conversion, exchange, voting, participation and dividend rights (including any rights in respect of accrued and unpaid dividends); (b) liquidation preferences; and (c) stock options and warrants.

        56. "IRB" means, as applicable: (a) the Industrial Development Revenue Refunding Bonds (Corning Vitro Corporation Project - Corning Incorporated Guarantor, Series 1992), the related Trust Indenture, dated as of December 1, 1992, by and between Franklin County Industrial Development Authority ("FCIDA") and Pittsburgh National Bank and the related Sale Agreement, dated as of December 1, 1992, by and between FCIDA and WKI, f/k/a Corning Vitro Corporation;
(b) the Washington County Industrial Development Corporation note dated August 18, 1988 and the related loan agreement and the related guarantee thereof by WKI f/k/a Corning Glass Works; or (c) the Washington County Industrial Development Corporation ("WCIDC") notes dated August 18, 1988 and August 29, 1989, respectively, the related Loan Agreement, dated as of August 18, 1988, by and between WCIDC and the Commonwealth of Pennsylvania, and the related Installment Sale Agreement, dated as of August 18, 1988, by and between WCIDC and WKI f/k/a Corning Glass Works.

        57. "IRB CLAIM" means a Claim against the Debtors under an IRB or in respect thereof, including any Claims pursuant to any guaranty thereof.

        58. "KKR ENTITY" means any of Kohlberg Kravis Roberts & Co. L.P.; KKR Associates, L.P.; CCPC Acquisition Corp.; Borden Chemical, Inc.; Whitehall Associates, L.P.; BW Holdings, LLC.; and each of their respective affiliates other than the Debtors and any of the direct or indirect subsidiaries of any of the Debtors.

        59. "MANAGEMENT STOCK PLAN" means the management stock plan adopted as of the Effective Date, in substantially the form of Exhibit I.A.59, for the benefit of certain employees and directors of the Debtors and the other classes of persons described therein.

        60. "NEW COMMON STOCK" means the shares of common stock, $0.01 par value per share, of Reorganized WKI, authorized pursuant to the certificate of incorporation of the Reorganized WKI.

        61. "NEW SENIOR SECURED TERM LOAN FACILITY" means the financing facility pursuant to which the New Senior Secured Term Loans will be issued on the Effective Date on substantially the terms set forth in Exhibit I.A.61 and otherwise satisfactory to the Prepetition Credit Facility Agent.

        62. "NEW SENIOR SECURED TERM LOAN FACILITY AGENT BANK" means JPMorgan Chase Bank, as agent under the New Senior Secured Term Loan Facility.

        63. "NEW SENIOR SECURED TERM LOANS" means the indebtedness evidenced by the New Senior Secured Term Loan Facility in an aggregate principal amount of $240,050,000, plus an amount equal to the aggregate of all amounts drawn on or subsequent to the Petition Date and on or before the Effective Date on any letters of credit issued pursuant to the Prepetition Credit Facility.

        64. "NEW SENIOR SUBORDINATED NOTE INDENTURE" means the Indenture among Reorganized WKI, the subsidiaries of WKI named therein and the trustee named therein on substantially the terms set forth in Exhibit I.A.64.

        65. "NEW SENIOR SUBORDINATED NOTES" means the notes issued pursuant to the New Senior Subordinated Note Indenture in an aggregate principal amount of $123,150,000.

        66. "OLD PREPETITION CREDIT FACILITY NOTES" means the notes issued under the Prepetition Credit Facility.

        67. "OLD STOCKHOLDERS' AGREEMENT" means the Stockholders' Agreement, dated as of April 1, 1998, among WKI, f/k/a Corning Consumer Products Company, CCPC Acquisition Corporation and Corning Incorporated.

        68. "OLD WKI COMMON STOCK" means the common stock, $0.01 par value per share, issued by WKI and outstanding as of the Petition Date and any options, warrants or other rights in respect thereto.

        69. "OLD WKI PREFERRED STOCK" means the Preferred Stock issued by WKI and outstanding as of the Petition Date and any options, warrants or other rights in respect thereto.

        70. "ORDINARY COURSE PROFESSIONALS ORDER" means an order entered by the Bankruptcy Court authorizing the Debtors to retain, employ and pay professionals, as specified in the order, which are not materially involved in the administration of the Chapter 11 Cases.

        71. "PBGC" means the Pension Benefit Guaranty Corporation, a wholly-owned United States government corporation and an agency of the United States that administers the defined benefit pension plan termination insurance program under Title IV of ERISA.

        72. "PENSION PLAN" means the World Kitchen, Inc. Pension Plan, a tax-qualified defined benefit pension plan sponsored by WKI and covered by Title IV of ERISA.

        73. "PETITION DATE" means the date on which the Debtors Filed their petitions for relief commencing the Chapter 11 Cases.

        74. "PLAN" means this first amended joint plan of reorganization for the Debtors, and all Exhibits attached hereto or referenced herein, as the same may be amended, modified or supplemented.

        75. "PREPETITION CREDIT FACILITY" means the Amended and Restated Credit Agreement, dated as of April 12, 2001, among WKI; the several lenders from time to time party thereto and JPMorgan Chase Bank, f/k/a The Chase Manhattan Bank, as administrative agent; together with the Guarantee (as defined therein), as the same may have been modified, amended or supplemented, together with all instruments and agreements related thereto.

        76. "PREPETITION CREDIT FACILITY AGENT" means JPMorgan Chase Bank, as agent under the Prepetition Credit Facility.

        77. "PRIORITY CLAIM" means a Claim that is entitled to priority in payment pursuant to section 507(a) of the Bankruptcy Code that is not an Administrative Claim or a Priority Tax Claim.

        78. "PRIORITY TAX CLAIM" means a Claim that is entitled to priority in payment pursuant to section 507(a)(8) of the Bankruptcy Code.

        79. "PROFESSIONAL" means any professional employed in the Chapter 11 Cases pursuant to sections 327 or 1103 of the Bankruptcy Code or any professional or other entity seeking compensation or reimbursement of expenses in connection with the Chapter 11 Case pursuant to section 503(b)(4) of the Bankruptcy Code.

        80. "PRO RATA" means when used with reference to a distribution of cash, New Senior Secured Term Loans, New Senior Subordinated Notes or New Common Stock to holders of Allowed Claims in a particular Class or other specified group of Claims pursuant to Article III (including the non-KKR Entity and KKR Entity groups specified in Section III.C.5), proportionately so that with respect to a particular Allowed Claim in such Class, the ratio of (a) the amount of cash, New Senior Secured Term Loans, New Senior Subordinated Notes or New Common Stock, as the case may be, distributed on account of such Claim to (ii) the amount of such Claim, is the same as the ratio of (b)(i) the amount of cash, New Senior Secured Term Loans, New Senior Subordinated Notes or New Common Stock, as the case may be, distributed on account of all Allowed Claims in such Class or group of Claims to (ii) the amount of all Allowed Claims in such Class or group of Claims.

        81. "QUARTERLY DISTRIBUTION DATE" means the last Business Day of the month following the end of each calendar quarter after the Effective Date; provided, however, that if the Effective Date is within 45 days of the end of a calendar quarter, the first Quarterly Distribution Date will be the last Business Day of the month following the end of the first calendar quarter after the calendar quarter in which the Effective Date falls.

        82. "REAL PROPERTY EXECUTORY CONTRACT AND UNEXPIRED LEASE" means, collectively, an Executory Contract and Unexpired Lease relating to a Debtor's interest in real property and any Executory Contract and Unexpired Lease granting rights or interests related to or appurtenant to the applicable real property, including all easements; licenses; permits; rights; privileges; immunities; options; rights of first refusal; powers; uses; usufructs; reciprocal easement or operating agreements; vault, tunnel or bridge agreements or franchises; development rights; and any other interests in real estate or rights in rem related to the applicable real property.

        83. "REINSTATED" OR "REINSTATEMENT" means rendering a Claim or Interest unimpaired within the meaning of section 1124 of the Bankruptcy Code. Unless the Plan specifies a particular method of Reinstatement, when the Plan provides that an Allowed Claim or Allowed Interest will be Reinstated, such Claim or Interest will be Reinstated, at the applicable Reorganized Debtor's sole discretion, in accordance with one of the following:

                a. The legal, equitable and contractual rights to which such Claim or Interest entitles the holder will be unaltered; or

                b. Notwithstanding any contractual provisions or applicable law that entitles the holder of such Claim or Interest to demand or receive accelerated payment of such Claim or Interest after the occurrence of a default:

                        i. any such default that occurred before or after the commencement of the applicable Reorganized Case, other than a default of a kind specified in section 365(b)(2) of the Bankruptcy Code, will be cured;

                        ii. the maturity of such Claim or Interest as such maturity existed before such default will be reinstated;

                        iii. the holder of such Claim or Interest will be compensated for any damages incurred as a result of any reasonable reliance by such holder on such contractual provision or such applicable law; and

                        iv. the legal, equitable or contractual rights to which such Claim or Interest entitles the holder of such Claim or Interest will not otherwise be altered.

        84. "RELEASED CLAIMS" shall have the meaning ascribed thereto in Section IV.E.2.a.

        85. "REORGANIZED ..." means, when used in referenced to a particular Debtor, such Debtor on and after the Effective Date.

        86. "REPRESENTATIVES" means, with respect to any entity, any existing or former member, equity holder, successor, predecessor, officer, director, partner, employee, agent, attorney, advisor, investment banker, financial advisor, accountant or other Professional of such entity, and committee of which such entity is a member, in each case in such capacity.

        87. "RESTRUCTURING TRANSACTIONS" shall have the meaning ascribed thereto in Section IV.B.1.

        88. "SCHEDULES" means the schedules of assets and liabilities and the statements of financial affairs Filed by a Debtor, as required by section 521 of the Bankruptcy Code, as the same may have been or may be amended, modified or supplemented.

        89. "SECONDARY LIABILITY CLAIM" means a Claim that arises from a Debtor being liable jointly, severally or secondarily liable for any contractual, tort, guaranty or other obligation of another Debtor based on (a) vicarious liability,
(b) liabilities arising out of piercing the corporate veil or alter ego liability or (c) other similar legal theories.

        90. "SECURED CLAIM" means a Claim that is secured by a lien on property in which an Estate has an interest or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value of the Claim holder's interest in such Estate's interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to sections 506(a) and, if applicable, 1129(b) of the Bankruptcy Code.

        91. "STIPULATION OF AMOUNT AND NATURE OF CLAIM" means a stipulation or other agreement between a Debtor or Reorganized Debtor and a holder of a Claim or Interest, or an agreed order of the Bankruptcy Court, establishing the amount and nature of a Claim or Interest.

        92. "STOCKHOLDERS' AGREEMENT" means the stockholders' and registration rights agreement deemed to become effective as of the Effective Date pursuant to
Section IV.I among Reorganized WKI and each person receiving New Common Stock pursuant to this Plan and the Management Stock Plan in substantially the form of
Exhibit I.A.92.

        93. "SUBSIDIARY DEBTOR" means any Debtor other than WKI.

        94. "SUBSIDIARY DEBTOR EQUITY INTERESTS" means, as to a particular Subsidiary Debtor, any Interests in such Debtor.

        95. "SUPPORTING CREDITORS" means the Prepetition Credit Facility Agent, Borden and the Committee.

        96. "TAX" means (a) any net income, alternative or add-on minimum, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, property, environmental or other tax, assessment or charge of any kind whatsoever (together in each instance with any interest, penalty, addition to tax or additional amount) imposed by any federal, state, local or foreign taxing authority; or (b) any liability for payment of any amounts of the foregoing types as a result of being a member of an affiliated, consolidated, combined or unitary group, or being a party to any agreement or arrangement whereby liability for payment of any such amounts is determined by reference to the liability of any other entity.

        97. "THIRD PARTY DISBURSING AGENT" means an entity designated by Reorganized WKI to act as a Disbursing Agent pursuant to Section VI.B.

        98. "TORT CLAIM" means any Claim that has not been settled, compromised or otherwise resolved that (a) arises out of allegations of personal injury, wrongful death, property damage, products liability or similar legal theories of recovery; or (b) arises under any federal, state or local statute, rule, regulation or ordinance governing, regulating or relating to health, safety, hazardous substances or the environment.

        99. "TRADE CLAIM" means any Unsecured Claim arising from or with respect to the sale of goods or rendition of services prior to the Petition Date in the ordinary course of the applicable Debtor's business, including any Claims of an employee that is not a Priority Claim.

        100. "TRANCHE B REVOLVING CLAIM" means a Claim against the Debtors under
Section 2.1(b) of the Prepetition Credit Facility or in respect thereto, including any Claims pursuant to any guaranty thereof.

        101. "UNINSURED CLAIM" means any Claim that is not an Insured Claim.

        102. "UNSECURED CLAIM" means any Claim that is not an Administrative Claim, Cure Amount Claim, Priority Claim, Priority Tax Claim or Secured Claim.

        103. "UNTENDERED SHARE CLAIM" means a Claim of a former owner of shares of EKCO Group, Inc. or World Kitchen (GHC), Inc. f/k/a General Housewares Corp., respectively, to receive cash in respect to the cancellation of such shares in connection with the acquisition of such companies by WKI.

        104. "VOTING DEADLINE" means the deadline for submitting Ballots to accept or reject the Plan in accordance with section 1126 of the Bankruptcy Code that is specified in the Disclosure Statement, the Ballots or related solicitation documents approved by the Bankruptcy Court.

        105. "WKI" means WKI Holding Company, Inc., a Delaware corporation.

        106. "WKI/CCPC TAX AGREEMENT" means the agreement entered into or to be entered into on or prior to the Effective Date between Reorganized WKI and CCPC Acquisition Corp. in respect of certain Tax matters in substantially the form of
Exhibit I.A.106.

        107. "WKI/KKR ENTITY RELEASE AND INDEMNIFICATION AGREEMENT" means the agreement to be entered into as of the Effective Date among Reorganized WKI and certain of the KKR Entities in substantially the form of Exhibit I.A.107.

B.      RULES OF INTERPRETATION AND COMPUTATION OF TIME

        1. RULES OF INTERPRETATION

                For purposes of the Plan, unless otherwise provided herein: (a) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, will include both the singular and the plural; (b) unless otherwise provided in the Plan, any reference in the Plan to a contract, instrument, release or other agreement or document being in a particular form or on particular terms and conditions means that such document will be substantially in such form or substantially on such terms and conditions; (c) any reference in the Plan to an existing document or Exhibit Filed or to be Filed means such document or Exhibit, as it may have been or may be amended, modified or supplemented pursuant to the Plan, Confirmation Order or otherwise;
(d) any reference to an entity as a holder of a Claim or Interest includes that entity's successors, assigns and affiliates; (e) all references in the Plan to Sections, Articles and Exhibits are references to Sections, Articles and Exhibits of or to the Plan; (f) the words "herein," "hereunder" and "hereto" refer to the Plan in its entirety rather than to a particular portion of the Plan; (g) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan; (h) subject to the provisions of any contract, articles of incorporation, bylaws, similar constituent documents, instrument, release or other agreement or document entered into or delivered in connection with the Plan, the rights and obligations arising under the Plan will be governed by, and construed and enforced in accordance with, federal law, including the Bankruptcy Code and the Bankruptcy Rules; and (i) the rules of construction set forth in section 102 of the Bankruptcy Code will apply to the extent not inconsistent with any other provision of this Section I.B.1.

        2. COMPUTATION OF TIME

                In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) will apply.

                                   ARTICLE II
                         CLASSES OF CLAIMS AND INTERESTS

                All Claims and Interests, except Administrative Claims and Priority Tax Claims, are placed in the following Classes. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims, as described in Article III.A, have not been classified and thus are excluded from the following Classes. A Claim or Interest is classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and is classified in other Classes to the extent that any remainder of the Claim or Interest qualifies within the description of such other Classes.

A.      UNIMPAIRED CLASSES OF CLAIMS AND INTERESTS

        1. CLASS 1 (UNSECURED PRIORITY CLAIMS): Priority Claims.

        2. CLASS 2 (TRANCHE B REVOLVING CLAIMS): Tranche B Revolving Claims.

        3. CLASS 3 (OTHER SECURED CLAIMS): Secured Claims not otherwise classified under this Article II.

        4. CLASS 4 (IRB CLAIMS): IRB Claims.

        5. CLASS 13 (SUBSIDIARY INTERESTS): Subsidiary Debtor Equity Interests held directly or indirectly by WKI.

B.      IMPAIRED CLASSES OF CLAIMS AND INTERESTS

        1. CLASS 5 (9-1/4% SENIOR NOTE CLAIMS): 9-1/4% Senior Note Claims.

        2. CLASS 6 (BANK LOAN CLAIMS): Bank Loan Claims.

        3. CLASS 7 (BORDEN CREDIT FACILITY CLAIMS): Borden Credit Facility
Claims.

        4. CLASS 8 (WKI GENERAL UNSECURED CLAIMS): Unsecured Claims against WKI not otherwise classified under this Article II (including Trade Claims, Tort Claims and the unsecured portion of any Claim that if fully secured would have been included in Class 3 and as to which WKI shall have elected Option A or Option C treatment under Section III.B.3).

        5. CLASS 9 (9-5/8% SENIOR SUBORDINATED NOTE CLAIMS): 9-5/8% Senior Subordinated Note Claims.

        6. CLASS 10 (SUBSIDIARY DEBTOR GENERAL UNSECURED CLAIMS): Unsecured Claims against a Subsidiary Debtor not otherwise classified under this Article II (including Trade Claims, Tort Claims and the unsecured portion of any Claim that if fully secured would have been classified in Class 3 and as to which the applicable Subsidiary Debtor shall have elected Option A or Option C treatment under Section III.B.3).

        7. CLASS 11 (UNTENDERED SHARE CLAIMS): Untendered Share Claims.

        8. CLASS 12 (INTERCOMPANY CLAIMS): Intercompany Claims that are not Administrative Claims.

        9. CLASS 14 (OLD WKI PREFERRED STOCK): Interests in respect of the Old WKI Preferred Stock.

        10. CLASS 15 (OLD WKI COMMON STOCK): Interests in respect of the Old WKI Common Stock and any Claims in respect to the Old Stockholders' Agreement.

                                  ARTICLE III
                        TREATMENT OF CLAIMS AND INTERESTS

A.      UNCLASSIFIED CLAIMS

        1. PAYMENT OF ADMINISTRATIVE CLAIMS

                a. ADMINISTRATIVE CLAIMS IN GENERAL

                Except as specified in this Section III.A.1, and subject to the bar date provisions herein, unless otherwise agreed by the holder of an Administrative Claim and the applicable Debtor or Reorganized Debtor or unless an order of the Bankruptcy Court provides otherwise, each holder of an Allowed Administrative Claim will receive, in full satisfaction of its Administrative Claim, cash equal to the amount of such Allowed Administrative Claim either (i) on the Effective Date or (ii) if the Administrative Claim is not allowed as of the Effective Date, 30 days after the date on which an order allowing such Administrative Claim becomes a Final Order or a Stipulation of Amount and Nature of Claim is executed by the applicable Reorganized Debtor and the holder of the Administrative Claim.

                b. STATUTORY FEES

                On or before the Effective Date, Administrative Claims for fees payable pursuant to 28 U.S.C. Section 1930, as determined by the Bankruptcy Court at the Confirmation Hearing, will be paid in cash equal to the amount of such Administrative Claims. All fees payable pursuant to 28 U.S.C. Section 1930 will be paid by the Reorganized Debtors in accordance therewith until the closing of the Chapter 11 Cases pursuant to section 350(a) of the Bankruptcy Code.

                c. ORDINARY COURSE LIABILITIES

                Administrative Claims based on liabilities incurred by a Debtor in the ordinary course of its business (including Administrative Trade Claims, Administrative Claims of governmental units for Taxes (including Tax audit Claims related to Tax years commencing after the Petition Date) and Allowed Administrative Claims arising from those contracts and leases of the kind described in Section V.C) will be paid by the applicable Reorganized Debtor pursuant to the terms and conditions of the particular transaction giving rise to those Administrative Claims.

                d. CLAIMS UNDER THE DIP CREDIT AGREEMENT AND RELATED ORDERS

                Unless otherwise agreed by the DIP Lenders pursuant to the DIP Credit Agreement or the affected holders of Tranche B Revolving Claims, Bank Loan Claims and/or Borden Credit Facility Claims, as the case may be, on or before the Effective Date, Allowed Administrative Claims under or evidenced by the DIP Credit Agreement and related orders of the Bankruptcy Court in respect of adequate protection payments will be paid in cash equal to the amount of those Allowed Administrative Claims. The treatment afforded to holders of Tranche B

Revolving Claims, Bank Loan Claims and Borden Credit Facility Claims, as provided in Sections III.B.2, III.C.2 and III.C.3, respectively, shall satisfy all other adequate protection rights related to such Claims.

                e. SPECIAL PROVISIONS REGARDING THE INDENTURE TRUSTEES' CLAIMS

                In full satisfaction of the Indenture Trustees' Claims for reasonable fees and expenses (including reasonable attorneys' fees) payable pursuant to the terms of the 9-1/4% Senior Note Indenture or the 9-5/8% Senior Subordinated Note Indenture, as the case may be, and subject to the terms and conditions of this Section III.A.1.e, the Indenture Trustees will receive from Reorganized WKI cash equal to the amount of such Claims, and any charging lien held by such Indenture Trustee against distributions to holders of the 9-1/4% Senior Notes or the 9-5/8% Senior Subordinated Notes, as the case may, be will be deemed released upon payment of such Claims; provided, however, that the amount payable to the 9-5/8% Senior Subordinated Note Indenture Trustee shall not exceed $135,000. In particular, (i) the Indenture Trustees shall provide reasonable detail in support of the proofs of Claim Filed in respect of their Claims to the parties identified in Section XII.G no later than ten days after the Effective Date; (ii) such parties shall have the right to File objections to the Indenture Trustees' Claims based on a "reasonableness" standard within 20 days after receipt of supporting documentation; and (iii) the Reorganized Debtors shall pay any such Claim to the applicable Indenture Trustee by the later of (A) 30 days after the receipt of supporting documentation from the Indenture Trustee or (B) ten Business Days after the resolution of any objections to such Claim. Distributions received by holders of Allowed Claims in respect of 9-1/4% Senior Notes and the 9-5/8% Senior Subordinated Notes pursuant to the Plan will not be reduced on account of the payment of the respective Indenture Trustee's Claims.

                f. BAR DATES FOR ADMINISTRATIVE CLAIMS

                        i.      GENERAL BAR DATE PROVISIONS

                Except as otherwise provided in Section III.A.1.f.ii, unless previously Filed, requests for payment of Administrative Claims must be Filed and served on the Reorganized Debtors, pursuant to the procedures specified in the Confirmation Order and the notice of entry of the Confirmation Order, no later than 60 days after the date of service of a notice of such Bar Date. A separate notice of this Bar Date will be served on all known potential holders of Administrative Claims on or after the Effective Date. Holders of Administrative Claims that are required to File and serve a request for payment of such Administrative Claims and that do not File and serve such a request by the applicable Bar Date will be forever barred from asserting such Administrative Claims against the Debtors, the Reorganized Debtors or their respective property and such Administrative Claims will be deemed discharged as of the Effective Date. Objections to such requests must be Filed and served on the Reorganized Debtors and the requesting party by the later of (A) 120 days after the Effective Date or (B) 60 days after the Filing of the applicable request for payment of Administrative Claims.

                        ii.     BAR DATES FOR CERTAIN ADMINISTRATIVE CLAIMS

                                A.      PROFESSIONAL COMPENSATION

                Professionals or other entities asserting a Fee Claim for services rendered before the Effective Date must File and serve on the Reorganized Debtors and such other entities who are designated by the Bankruptcy Rules, the Confirmation Order or other order of the Bankruptcy Court an application for final allowance of such Fee Claim no later than 60 days after service of a notice of such deadline; provided, however, that any professional who may receive compensation or reimbursement of expenses pursuant to the Ordinary Course Professionals Order may continue to receive such compensation and reimbursement of expenses for services rendered before the Effective Date pursuant to the Ordinary Course Professionals Order without further Bankruptcy Court review or approval (except as provided in the Ordinary Course Professionals Order). A separate notice of the deadline for filing an application for allowance and payment of a Fee Claim will be served on all known potential holders of such Claims on or after the Effective Date. Objections to any Fee Claim must be Filed and served on the Reorganized Debtor and the requesting party by the later of (1) 90 days after the Effective Date or (2) 30 days after the Filing of the applicable request for payment of the Fee Claim. To the extent necessary, the Confirmation Order will amend and supersede any previously entered order of the Bankruptcy Court regarding the payment of Fee Claims.

                                B.      ORDINARY COURSE LIABILITIES

                Holders of Administrative Claims based on liabilities incurred by a Debtor in the ordinary course of its business, including Administrative Trade Claims, Administrative Claims of governmental units for Taxes (including Tax audit Claims arising after the Petition Date) and Administrative Claims arising from those contracts and leases of the kind described in Section V.C, will not be required to File or serve any request for payment of such Administrative Claims. Such Administrative Claims will be satisfied pursuant to
Section III.A.1.c.

                                C. CLAIMS UNDER THE DIP CREDIT AGREEMENT AND RELATED ORDERS

                Holders of Administrative Claims under or evidenced by the DIP Credit Agreement and related orders in respect to adequate protection payments will not be required to File or serve any request for payment or application for allowance of such Claims. Such Administrative Claims will be satisfied pursuant to Section III.A.1.d.

        2. PAYMENT OF PRIORITY TAX CLAIMS

                a. PRIORITY TAX CLAIMS

                Pursuant to section 1129(a)(9)(C) of the Bankruptcy Code, unless otherwise agreed by the holder of a Priority Tax Claim and the applicable Debtor or Reorganized Debtor, each holder of an Allowed Priority Tax Claim will receive, in full satisfaction of its Priority Tax Claim, deferred cash payments over a period not exceeding six years from the date of assessment of such Priority Tax Claim. Payments will be made in equal quarterly installments of principal (commencing on later of the first Quarterly Distribution Date or the first Quarterly Distribution Date following the date such Claim becomes an Allowed Claim), plus simple interest accruing from the Effective Date at 6% per annum on the unpaid portion of each Allowed Priority Tax Claim (or upon such other terms determined by the Bankruptcy Court to provide the holders of Priority Tax Claims with deferred cash payments having a value, as of the Effective Date, equal to the Allowed amount of such Priority Tax Claims). The Reorganized Debtors will have the right to pay any Allowed Priority Tax Claim, or any remaining balance of such Priority Tax Claim, in full at any time on or after the Effective Date, without premium or penalty.

                b. OTHER PROVISIONS CONCERNING TREATMENT OF PRIORITY TAX CLAIMS

                Notwithstanding the provisions of Section III.A.2.a, the holder of an Allowed Priority Tax Claim will not be entitled to receive any payment on account of any penalty arising with respect to or in connection with the Allowed Priority Tax Claim. Any such Claim or demand for any such penalty (i) will be subject to treatment in, as applicable, Class 8 or Class 10 and (ii) the holder of an Allowed Priority Tax Claim will not assess or attempt to collect such penalty from the Reorganized Debtors or their property.

B.      UNIMPAIRED CLASSES OF CLAIMS

        1. CLASS 1 CLAIMS (UNSECURED PRIORITY CLAIMS) are unimpaired. On the Effective Date, each holder of an Allowed Claim in Class 1 will receive cash equal to the amount of such Claim, unless the holder of such Claim and the applicable Debtor or Reorganized Debtor agree to a different treatment.

        2. CLASS 2 CLAIMS (TRANCHE B REVOLVING CLAIMS) are unimpaired. The Tranche B Revolving Claims are hereby allowed in an aggregate principal amount of $25,000,000. On the Effective Date, each holder of an Allowed Tranche B Revolving Claim will receive in respect of such Claims against all of the
Debtors: (a) the holder's Pro Rata share of $25,000,000 in cash; and (b) a complete and nonconditional release and related injunctive relief as set forth in Sections IV.E.2.b and IV.E.2.c. In addition, each holder of an Allowed Tranche B Revolving Claim shall be entitled to retain all amounts paid to it or on its behalf as adequate protection (and receive and retain any other amounts that as of the Effective Date are due as adequate protection under the final order authorizing the Debtors to enter into the DIP Credit Agreement but not theretofore paid), and Reorganized WKI will pay promptly, to the extent not theretofore paid by the Debtors, the professional fees of the Prepetition Credit Facility Agent and the holders of the Allowed Tranche B Revolving Claims attributable to all periods before and after the Effective Date with respect to matters relating to the Plan or the Chapter 11 Cases in accordance with the provisions of Section
13.5 of the Prepetition Credit Facility.

        3. CLASS 3 CLAIMS (OTHER SECURED CLAIMS) are unimpaired. On the Effective Date, unless otherwise agreed by a Claim holder and the applicable Debtor or Reorganized Debtor, each holder of an Allowed Claim in Class 3 will receive treatment on account of such Allowed Claim in the manner set forth in Option A, B or C below, at the election of the applicable Debtor. The applicable Debtor will be deemed to have elected Option B except with respect to any Allowed Claim as to which the applicable Debtor elects Option A or Option C in one or more certifications Filed prior to the conclusion of the Confirmation Hearing.

        Option A: Allowed Claims in Class 3 with respect to which the applicable Debtor elects Option A will be paid in cash, in full.

        Option B: Allowed Claims in Class 3 with respect to which the applicable Debtor elects or is deemed to have elected Option B will be Reinstated.

        Option C: A holder of an Allowed Claim in Class 3 with respect to which the applicable Debtor elects Option C will be entitled to receive (and the applicable Debtor shall release and transfer to such holder) the collateral securing such Allowed Claim.

        4. CLASS 4 CLAIMS (IRB CLAIMS) are unimpaired. On the Effective Date, Allowed Class 4 Claims will be Reinstated.

        5. CLASS 13 INTERESTS (SUBSIDIARY DEBTOR EQUITY INTERESTS) are unimpaired. On the Effective Date Allowed Class 13 Interests will be Reinstated, subject to the Restructuring Transactions.

C.      IMPAIRED CLASSES OF CLAIMS AND INTERESTS

        For purposes of the following distributions, each holder's recovery, if any, is being received first in exchange for the principal amount of such holder's Claim, not the unpaid pre-Petition Date interest, if any, on that Claim.

        1. CLASS 5 CLAIMS (9-1/4% SENIOR NOTE CLAIMS) are impaired. On the Effective Date, each holder of an Allowed Class 5 Claim will receive in respect of such Claims against all of the Debtors cash equal to 100% of the amount of such Allowed Class 5 Claim.

        2. CLASS 6 CLAIMS (BANK LOAN CLAIMS) are impaired. The Bank Loan Claims are hereby allowed in the aggregate principal amount of $552,100,000 (not including letters of credit issued and undrawn under the Prepetition Credit Facility as of the Petition Date). On the Effective Date, each holder of an Allowed Bank Loan Claim included in such $552,100,000 will receive in respect of such Claims against all of the Debtors: (a) the holder's Pro Rata share of $2,750,000 in cash; (b) the holder's Pro Rata share of 4,528,192 shares of New Common Stock; (c) the holder's Pro Rata share of $240,050,000 principal amount of the New Senior Secured Term Loans; (d) the holder's Pro Rata share of the New Senior Subordinated Notes; (e) cancellation without draw, replacement under the Exit Financing Facility or such other arrangement as may be satisfactory to the Prepetition Credit Facility Agent in respect of any outstanding letters of credit issued under the Prepetition Credit Facility that remain undrawn as of the Effective Date; and (f) a complete and unconditional release and related injunctive relief as set forth in Sections IV.E.2.b and IV.E.2.c. In addition, to the extent that any of the letters of credit issued under the Prepetition Credit Agreement and outstanding as of the Petition Date are drawn on or before the Effective Date, the holders of Claims under the Prepetition Credit Agreement in respect to such letters of credit will be deemed to have Allowed Claims in an aggregate amount equal to the aggregate amount of such draws and each holder of such a Claim will receive in respect of all of such Claims against all of the Debtors a Pro Rata share of New Senior Secured Term Loans in an aggregate principal amount equal to the aggregate amount of such draws. In addition, each holder of an Allowed Bank Loan Claim shall be entitled to retain all amounts paid to it or on its behalf as adequate protection (and receive and retain any other amounts that as of the Effective Date are due as adequate protection under the final order authorizing the Debtors to enter into the DIP Credit Agreement but not theretofore paid), and Reorganized WKI will pay promptly, to the extent not theretofore paid by the Debtors, the professional fees of the Prepetition Credit Facility Agent and the holders of the Allowed Bank Claims attributable to all periods before and after the Effective Date with respect to matters relating to the Plan or the Chapter 11 Cases in accordance with the provisions of Section
13.5 of the Prepetition Credit Facility.

        3. CLASS 7 CLAIMS (BORDEN CREDIT FACILITY CLAIMS) are impaired. The Borden Credit Facility Claims are hereby allowed in the aggregate amount of $25,000,000. On the Effective Date, the holder of the Allowed Borden Credit Facility Claims will receive in respect of all such Claims against all Debtors:
(a) 615,483 shares of New Common Stock; and (b) a complete and unconditional release and relating injunctive relief as set forth in Sections IV.E.2.b and IV.E.2.c. In addition, such holder shall be entitled to withdraw and retain all amounts held in the blocked account established under the final order authorizing the Debtors to enter into the DIP Credit Agreement and receive and retain any other amounts that as of the Effective Date are due as adequate protection under such order but not theretofore paid.

        4. CLASS 8 CLAIMS (WKI GENERAL UNSECURED CLAIMS) are impaired. On the Effective Date, each holder of an Allowed Class 8 Claim will receive cash equal to 8.8% of such Allowed Class 8 Claim.

        5. CLASS 9 (9-5/8% SENIOR SUBORDINATED NOTE CLAIMS) are impaired. On the Effective Date, each holder of an Allowed Class 9 Claim other than any KKR Entity will receive a Pro Rata share of 480,307 shares of New Common Stock. On the Effective Date, each holder of an Allowed Class 9 Claim that is a KKR Entity will receive a Pro Rata share of 128,193 shares of New Common Stock.

        6. CLASS 10 CLAIMS (SUBSIDIARY DEBTOR GENERAL UNSECURED CLAIMS) are impaired. On the Effective Date each holder of an Allowed Class 10 Claim will receive cash equal to 60% of such Allowed Class 10 Claim.

        7. CLASS 11 CLAIMS (UNTENDERED SHARE CLAIMS) are impaired. As of the Confirmation Date, Untendered Share Claims will be deemed subordinated pursuant to section 510(c) of the Bankruptcy Code. No property will be distributed to or retained by the holders of Allowed Class 11 Claims.

        8. CLASS 12 CLAIMS (INTERCOMPANY CLAIMS) are impaired. As of the Effective Date, the holders of Intercompany Claims will be deemed to have waived and released such Claims; provided, however, that Claims of non-United States direct or indirect subsidiaries of WKI will not be waived and released, but rather will be Reinstated. No property will be distributed to or retained by the holders of Allowed Class 12 Claims that are so waived and released, and such Claims will be discharged as of the Effective Date. Notwithstanding this treatment of Class 12 Claims, each of the holders of an Intercompany Claim will be deemed to have accepted the Plan.

        9. CLASS 14 INTERESTS (OLD WKI PREFERRED STOCK) are impaired. No property will be distributed to or retained by the holders of Allowed Interests in Class 14 on account of such Interests, and such Interests will be canceled on the Effective Date.

        10. CLASS 15 INTERESTS AND CLAIMS (OLD WKI COMMON STOCK) are impaired. No property will be distributed to or retained by the holders of Allowed Interests and Claims in Class 15 on account of such Interests or Claims, such Interests will be canceled on the Effective Date and the Old Stockholders' Agreement will be deemed rejected.

D. SPECIAL PROVISIONS REGARDING THE TREATMENT OF ALLOWED SECONDARY LIABILITY CLAIMS; MAXIMUM RECOVERY

        1. The classification and treatment of Allowed Claims under the Plan take into consideration all Secondary Liability Claims, and no distributions in respect of any Secondary Liability Claims will be made.

        2. Notwithstanding any provision hereof to the contrary, a creditor holding multiple Allowed Claims against more than one Debtor that do not constitute Secondary Liability Claims and that arise from the contractual joint, joint and several or several liability of such Debtors, the guaranty by one Debtor of another Debtor's obligation or other similar circumstances may not receive in the aggregate from all Debtors more than 100% of the amount of the underlying Claim giving rise to such multiple Claims.

                                   ARTICLE IV
                      MEANS FOR IMPLEMENTATION OF THE PLAN

A.      CONTINUED CORPORATE EXISTENCE AND VESTING OF ASSETS IN THE REORGANIZED
        DEBTORS

                Except as otherwise provided herein (including with respect to the Restructuring Transactions described in Section IV.B), each Debtor will, as a Reorganized Debtor, continue to exist after the Effective Date as a separate corporate entity, with all the powers of a corporation under applicable law and without prejudice to any right to alter or terminate such existence (whether by merger, dissolution or otherwise) under applicable state law. Except as otherwise provided herein, as of the Effective Date, all property of the Estate of a Debtor, and any property acquired by a Debtor or Reorganized Debtor under the Plan, will vest in such Reorganized Debtor, free and clear of all Claims, liens, charges, other encumbrances and Interests. On and after the Effective Date, each Reorganized Debtor may operate its business and may use, acquire and dispose of property and compromise or settle any Claims without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Plan or the Confirmation Order. Without limiting the foregoing, each Reorganized Debtor may pay the charges that it incurs on or after the Effective Date for Professionals' fees, disbursements, expenses or related support services (including fees relating to the preparation of Professional fee applications) without application to the Bankruptcy Court.

B.      RESTRUCTURING TRANSACTIONS

        1.  RESTRUCTURING TRANSACTIONS GENERALLY

                On or after the Confirmation Date, the applicable Debtors or Reorganized Debtors may enter into such restructuring transactions and may take such actions as the Debtors or Reorganized Debtors may determine to be necessary or appropriate to effect a corporate restructuring of their respective businesses or simplify the overall corporate structure of the Reorganized Debtors (collectively, the "Restructuring Transactions"), all to the extent not inconsistent with any other terms of the Plan and agreed to by the Prepetition Credit Facility Agent. Such Restructuring Transactions may include one or more mergers, consolidations, restructurings, dispositions, liquidations or dissolutions, as may be determined by the Debtors or the Reorganized Debtors to be necessary or appropriate. The actions to effect these transactions may include: (a) the execution and delivery of appropriate agreements or other documents of merger, consolidation, restructuring, disposition, liquidation or dissolution containing terms that are consistent with the terms of the Plan and that satisfy the applicable requirements of applicable state law and such other terms to which the applicable entities may agree; (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption or delegation of any asset, property, right, liability, duty or obligation on terms consistent with the terms of the Plan and having such other terms to which the applicable entities may agree; (c) the filing of appropriate certificates or articles of merger, consolidation, dissolution or change in corporate form pursuant to applicable state law; and (d) all other actions that the applicable entities determine to be necessary or appropriate, including making filings or recordings that may be required by applicable state law in connection with such transactions. Consistent with Section IV.B.2, with respect to any Debtor or Reorganized Debtor, the documents implementing any Restructuring Transaction shall clearly grant to creditors of such Debtor or Reorganized Debtor status as third party beneficiaries to enforce rights granted in this Plan against the surviving, resulting or acquiring corporation or entity.

        2.  OBLIGATIONS OF ANY SUCCESSOR CORPORATION IN A RESTRUCTURING
            TRANSACTION

                The Restructuring Transactions may result in substantially all of the respective assets, properties, rights, liabilities, duties and obligations of certain of the Reorganized Debtors vesting in one or more surviving, resulting or acquiring corporations. In each case in which the surviving, resulting or acquiring corporation in any such transaction is a successor to a Reorganized Debtor, such surviving, resulting or acquiring corporation will perform the obligations of the applicable Reorganized Debtor pursuant to the Plan to pay or otherwise satisfy the Allowed Claims against such Reorganized Debtor, except as provided in any contract, instrument or other agreement or document effecting a disposition to such surviving, resulting or acquiring corporation, which may provide that another Reorganized Debtor will perform such obligations.

C. CORPORATE GOVERNANCE, DIRECTORS AND OFFICERS, EMPLOYMENT-RELATED AGREEMENTS AND COMPENSATION PROGRAMS

        1.  CERTIFICATES OF INCORPORATION AND BYLAWS

                As of the Effective Date, the certificates of incorporation and the bylaws (or comparable constituent documents) of the Reorganized Debtors will be substantially in the forms set forth in Exhibits IV.C.1.a and IV.C.1.b, respectively. The certificates of incorporation and bylaws (or comparable constituent documents) of each Reorganized Debtor, among other things, will: (a) prohibit the issuance of nonvoting equity securities to the extent required by section 1123(a) of the Bankruptcy Code; and (b) in the case of Reorganized WKI, effective immediately after the cancellation of the Old WKI Common Stock as set forth in Section III.C.10 and Section IV.F, authorize the issuance of New Common Stock in amounts not less than the amounts necessary to permit the distributions required or contemplated by the Plan. After the Effective Date, each Reorganized Debtor may amend and restate its articles of incorporation or bylaws (or comparable constituent documents) as permitted by applicable state law, subject to the terms and conditions of such constituent documents. On the Effective Date, or as soon thereafter as is practicable, each Reorganized Debtor shall file such certificate of incorporation (or comparable constituent documents) with the secretary of state of the state in which such Reorganized Debtor is incorporated or organized, to the extent required by and in accordance with the applicable corporate law of such state.

        2.  DIRECTORS AND OFFICERS OF THE REORGANIZED DEBTOR

                Subject to any requirement of Bankruptcy Court approval pursuant to section 1129(a)(5) of the Bankruptcy Code, except as set forth on Exhibit IV.C.2., the initial officers of each of the Reorganized Debtors will consist of the officers of such Debtor immediately prior to the Effective Date and the initial board of directors of each of the Reorganized Debtors will consist of the individuals identified on, or will be designated pursuant to the procedures specified on, Exhibit IV.C.2 (or, in the case of Reorganized WKI, the Stockholders' Agreement). Each such director and officer will serve from and after the Effective Date until his or her successor is duly elected or appointed and qualified or until his or her earlier death, resignation or removal in accordance with the terms of the certificate of incorporation and bylaws (or comparable constituent documents) of the respective Reorganized Debtor and state law (or, in the case of Reorganized WKI, the Stockholders' Agreement).

        3. EMPLOYMENT, RETIREMENT AND OTHER RELATED AGREEMENTS AND MANAGEMENT STOCK PROGRAMS; RETIREE BENEFITS; PENSION PLAN; WORKERS' COMPENSATION PROGRAMS

                a. Subject to Section IV.C.3.b, as of the Effective Date, each of the Reorganized Debtors will have authority to: (i) maintain, amend or revise existing employment, retirement, welfare, incentive, severance, indemnification and other agreements with its active directors, officers and employees, subject to the terms and conditions of any such agreement; (ii) enter into new employment, retirement, welfare, incentive, severance, indemnification and other agreements for active and retired employees; and (iii) make the initial grants under the Management Stock Plan. On the Effective Date, Reorganized WKI will enter into management employment agreements with Alexander Lee, President of OXO International, a division of Debtor World Kitchen (GHC), Inc., and Raymond J. Kulla, WKI's Vice President, Secretary and General Counsel, on the terms set forth in Exhibit IV.C.3.a.

                b. From and after the Effective Date, the Reorganized Debtors will be obligated to pay retiree benefits (as defined in section 1114(a) of the Bankruptcy Code), if any, in accordance with the terms of the retiree benefit plans or other agreements governing the payment of such benefits, subject to any rights to amend, modify or terminate such benefits under the terms of the applicable retiree benefits plan, other agreement or applicable nonbankruptcy law.

                c. Upon Confirmation of the Plan, Reorganized WKI and the other Reorganized Debtors shall continue to sponsor the Pension Plan, fund the Pension Plan in accordance with the minimum funding standards under ERISA and the Internal Revenue Code, pay all required PBGC insurance premiums and administer and operate the Pension Plan in accordance with its terms and ERISA's provisions. The Debtors' reorganization process and the Plan in no way discharge, release or relieve the Debtors, Reorganized WKI, the other Reorganized Debtors, any member of their respective controlled groups (as defined in 29 U.S.C. Section 1301(a)(14)) or any other party, in any capacity, from any liability with respect to the Pension Plan under any law or regulatory provision relating to the Pension Plan. The PBGC and the Pension Plan shall not be enjoined or precluded from enforcing such liability as a result of the Plan's provisions or Confirmation thereof.

                d. From and after the Effective Date, the Reorganized Debtors will continue to pay the Claims arising before the Petition Date under the Debtors' workers' compensation programs of the kind that the Debtors' obtained authority to pay pursuant to the Order Authorizing Debtors and Debtors in Possession to: (A) Continue Their Workers' Compensation Programs; and (B) Pay Certain Prepetition Workers' Compensation Claims, Premiums and Related Expenses, dated May 31, 2002.

        4.  CORPORATE ACTION

                The Restructuring Transactions; the adoption of new or amended and restated certificates of incorporation and bylaws (or comparable constituent documents) for each Reorganized Debtor; the initial selection of directors and officers for each Reorganized Debtor; the entry into the Stockholders' Agreement, the New Senior Secured Term Loan Facility, the New Senior Subordinated Note Indenture, the Exit Financing Facility; the WKI/CCPC Tax Agreement; and the WKI/KKR Entity Release and Indemnification Agreement; the distribution of cash pursuant to the Plan; the issuance and distribution of New Common Stock, New Senior Secured Term Loans and New Senior Subordinated Notes pursuant to the Plan; the adoption, execution, delivery and implementation of all contracts, leases, instruments, releases and other agreements or documents related to any of the foregoing; the adoption, execution and implementation of employment, retirement and indemnification agreements, incentive compensation programs, retirement income plans, welfare benefit plans and other employee plans and related agreements, including the Management Stock Plan and the other matters provided for under the Plan involving the corporate structure of the Debtors or Reorganized Debtors or corporate action to be taken by or required of a Debtor or Reorganized Debtor will occur and be effective as of the Effective Date, if no such other date is specified in such other documents, and will be authorized and approved in all respects and for all purposes without any requirement of further action by the stockholders or directors of the Debtors or the Reorganized Debtors.

D.      EXIT FINANCING FACILITY, OBTAINING CASH FOR PLAN DISTRIBUTIONS

                On the Effective Date, the Reorganized Debtors are authorized to execute and deliver those documents necessary or appropriate to obtain the Exit Financing Facility and to take all actions contemplated thereby. All cash necessary for the Reorganized Debtors to make payments pursuant to the Plan will be obtained from the Reorganized Debtors' cash balances and operations, the settlement payment made by the KKR Entities under the WKI/KKR Entity Release and Indemnification Agreement and/or the Exit Financing Facility.

E.      PRESERVATION OF RIGHTS OF ACTION; SETTLEMENT AGREEMENTS AND RELEASES

        1. PRESERVATION OF RIGHTS OF ACTION BY THE DEBTORS AND THE REORGANIZED DEBTORS

                Except as provided in the Plan or in any contract, instrument, release or other agreement entered into or delivered in connection with the Plan, in accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtors will retain and may enforce any claims, demands, rights and causes of action that the Debtor or the Estate may hold against any entity, to the extent not released under Section IV.E.2 or the WKI/KKR Entity Release and Indemnification Agreement. Each Reorganized Debtor or its successor may pursue such retained claims, demands, rights or causes of action, as appropriate, in accordance with the best interests of such Reorganized Debtor or its successor holding such claims, demands, rights or causes of action.

        2.  RELEASES

                a.      GENERAL RELEASES BY HOLDERS OF CLAIMS OR INTERESTS

                As of the Effective Date, in consideration for the obligations of the Debtors and the Reorganized Debtors under the Plan and the cash, New Common Stock, New Senior Secured Term Loans, New Senior Subordinated Notes and other contracts, instruments, releases, agreements or documents to be entered into or delivered in connection with the Plan, each holder of a Claim that votes in favor of the Plan will be deemed to forever release, waive and discharge all claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action and liabilities (other than the right to enforce obligations under or reserved by the Plan and the contracts, instruments, releases, agreements and documents delivered thereunder and the right to contest Fee Claims), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising in law, equity or otherwise, that are based in whole or in part on any act, omission, transaction or other occurrence taking place on or prior to the Effective Date in any way relating to a Debtor, the Chapter 11 Cases or the Plan (collectively, the "Released Claims") that such entity has, had or may have against any Debtor or its Representatives (which release will be in addition to the discharge of Claims and termination of Interests provided herein and under the Confirmation Order and the Bankruptcy Code).

                b. RELEASES OF HOLDERS OF CLASS 2 CLAIMS AND CLASS 6 CLAIMS, KKR ENTITIES AND RELATED PERSONS

                        i.      RELEASES BY THE DEBTORS AND DEBTORS IN
                                POSSESSION

                As of the Effective Date, for good and valuable consideration, including acceptance by the holders of Class 2 Claims, Class 6 Claims and Class 7 Claims of the treatment provided in Section III.B.2, Section III.C.2 and
Section III.C.3, respectively, and the releases granted in Section IV.E.2.b.iii, each of the Debtors in their individual capacity and as a debtor in possession, on its own behalf and on behalf of all entities or persons claiming through it, will be deemed to forever release, waive and discharge (A) each of the holders of a Class 2 Claim or a Class 6 Claim, each of the KKR Entities and the Committee and (B) their respective Representatives for and from any and all Released Claims (including any claims arising under sections 506, 510, 544, 546, 547, 548, 549, 550 and 553 of the Bankruptcy Code). Any adversary proceeding, contested matter or other proceeding initiated, or that could be initiated, by the Committee or other entity or person purporting to act on behalf of the Debtors' Estates and asserting a Released Claim covered by this Section IV.E.2.b.i will be deemed waived, released and, if initiated, dismissed with prejudice on the Effective Date without any further action of any party.

                        ii.     RELEASES BY HOLDERS OF CLAIMS OR INTERESTS

                As of the Effective Date, for good and valuable consideration, including acceptance by the holders of Class 2 Claims, Class 6 Claims and Class 7 Claims of the treatment provided in Section III.B.2, Section III.C.2 and
Section III.C.3, respectively, and the releases granted in Section IV.E.2.b.iii, each holder of a Claim that votes in favor of the Plan, and all other holders of Claims and Interests that are timely served with a copy of the Disclosure Statement, to the full extent valid under applicable law, will be deemed to forever release, waive and discharge (A) each of the holders of a Class 2 Claim or a Class 6 Claim and each of the KKR Entities and (B) their respective Representatives for and from any and all Released Claims.

                        iii. RELEASES BY THE HOLDERS OF CLASS 2 CLAIMS, CLASS 6 CLAIMS AND THE KKR ENTITIES

                As of the Effective Date, for good and valuable consideration, each of the holders of Class 2 Claims or Class 6 Claims and each of the KKR Entities, on its own behalf and on behalf of all entities or persons claiming through it, will be deemed to forever release, waive and discharge (A) each other; (B) the Committee; (C) each of the Debtors; (D) each holder of a Claim that votes in favor of the Plan; and (E) each of their respective Representatives for and from any and all Released Claims.

                c.      INJUNCTION RELATED TO RELEASES

                AS FURTHER PROVIDED IN SECTION X.B, THE CONFIRMATION ORDER WILL PERMANENTLY ENJOIN THE COMMENCEMENT OR PROSECUTION BY ANY ENTITY OR PERSON, WHETHER DIRECTLY, DERIVATIVELY OR OTHERWISE, OF ANY CLAIMS, OBLIGATIONS, SUITS, JUDGMENTS, DAMAGES, DEMANDS, DEBTS, RIGHTS, CAUSES OF ACTION OR LIABILITIES RELEASED PURSUANT TO THE PLAN, INCLUDING PURSUANT TO THE RELEASES IN THIS
SECTION IV.E.2, PROVIDED THAT SUCH ENTITY OR PERSON WAS TIMELY SERVED WITH A COPY OF THE DISCLOSURE STATEMENT.

F.      CANCELLATION AND SURRENDER OF INSTRUMENTS, SECURITIES AND OTHER
        DOCUMENTATION

                Except as provided in any contract, instrument or other agreement or document entered into or delivered in connection with the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to Article III, the Prepetition Credit Facility, the Old Prepetition Credit Facility Notes, the Borden Credit Facility and any notes issued in respect thereof, the 9-1/4% Senior Note Indenture, the 9-1/4% Senior Notes, the 9-5/8% Senior Subordinated Note Indenture and the 9-5/8% Senior Subordinated Notes will be canceled and of no further force and effect, without any further action on the part of the Debtors or the Reorganized Debtors. The Old WKI Common Stock and the Old WKI Preferred Stock (whether issued and outstanding or held in treasury) shall be deemed terminated and canceled and of no further force and effect on the Effective Date without any further action on the part of WKI, Reorganized WKI or any other entity. The holders of or parties to such canceled instruments, securities and other documentation will have no rights arising from or relating to such instruments, securities and other documentation or the cancellation thereof, except the rights provided pursuant to the Plan; provided, however, that no distribution under the Plan will be made to or on behalf of any holder of an Allowed Claim evidenced by such canceled instruments or securities unless and until such instruments or securities are received by the applicable Disbursing Agent to the extent required in Section VI.H. Notwithstanding the foregoing, the cancellation of the Prepetition Credit Facility shall not affect the respective rights and obligations between and among the lenders and agents party thereto.

G.      RELEASE OF LIENS

                Except as otherwise provided in the Plan or in any contract, instrument, release or other agreement or document entered into or delivered in connection with the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to Article III, all mortgages, deeds of trust, liens or other security interests against the property of any Estate will be fully released and discharged, and all of the right, title and interest of any holder of such mortgages, deeds of trust, liens or other security interests, including any rights to any collateral thereunder, will revert to the applicable Reorganized Debtor and its successors and assigns. As of the Effective Date, the Reorganized Debtors shall be authorized to file on behalf of creditors Form UCC-3s or other forms as may be necessary to implement the provisions of this
Section IV.G.

H. EFFECTUATING DOCUMENTS; FURTHER TRANSACTIONS; EXEMPTION FROM CERTAIN TRANSFER TAXES

                The President and Chief Executive Officer, the Chief Financial Officer or any Vice President of each Debtor or Reorganized Debtor will be authorized to execute, deliver, file or record such contracts, instruments, releases and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and implement the provisions of the Plan. The Secretary or any Assistant Secretary of each Debtor or Reorganized Debtor will be authorized to certify or attest to any of the foregoing actions. Pursuant to section 1146(c) of the Bankruptcy Code, the following will not be subject to any stamp Tax, real estate transfer Tax or similar Tax: (1) the issuance, transfer or exchange of New Common Stock; (2) the creation of any mortgage, deed of trust, lien or other security interest; (3) the making or assignment of any lease or sublease; (4) the execution and delivery of the Exit Financing Facility; (5) the execution and delivery of the New Senior Secured Term Loan Facility and New Senior Subordinated Note Indenture and any related security agreements and instruments; (6) any Restructuring Transaction; or (7) the making or delivery of any deed or other instrument of transfer under, in furtherance of or in connection with the Plan, including any merger agreements; agreements of consolidation, restructuring, disposition, liquidation or dissolution; deeds; bills of sale; or assignments executed in connection with any of the foregoing or pursuant to the Plan.

I.      STOCKHOLDERS' AGREEMENT

               On and after the Effective Date, Reorganized WKI, the holders of all New Common Stock issued or to be issued under the Plan and all participants in the Management Stock Plan shall be deemed to be bound by the provisions of the Stockholders' Agreement.

J.      ADDITIONAL AGREEMENTS

               On the Effective Date, (1) Reorganized WKI and the KKR Entities party thereto will enter in the WKI/KKR Entity Release and Indemnification Agreement; and (2) if not previously executed, Reorganized WKI and CCPC Acquisition Corp. will enter into the WKI/CCPC Tax Agreement.

K.      LIMITATIONS ON AMOUNTS TO BE DISTRIBUTED TO HOLDERS OF ALLOWED INSURED
        CLAIMS

               Distributions under the Plan to each holder of an Allowed Insured Claim will be in accordance with the treatment provided under the Plan for the Class in which such Allowed Insured Claim is classified, but solely to the extent that such Allowed Insured Claim is not satisfied from proceeds payable to the holder thereof under any pertinent insurance policies and applicable law. Nothing in this Section IV.K will constitute a waiver of any claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action or liabilities that any entity may hold against any other entity, including the Debtors' insurance carriers.

L.      SUBSTANTIVE CONSOLIDATION

               The Debtors reserve the right to seek approval of the Bankruptcy Court for the substantive consolidation of some or all of the Debtors for the purpose of implementing the Plan, including for purposes of voting, Confirmation and distributions to be made under the Plan.

                                   ARTICLE V.
                        TREATMENT OF EXECUTORY CONTRACTS
                              AND UNEXPIRED LEASES

A.      EXECUTORY CONTRACTS AND UNEXPIRED LEASES TO BE ASSUMED

1.      ASSUMPTION AND ASSIGNMENT GENERALLY; EXCEPTIONS

               Except as otherwise provided in the Plan, in any contract, instrument, release or other agreement or document entered into in connection with the Plan or in a Final Order of the Bankruptcy Court, or as requested in any motion Filed on or prior to the Effective Date, on the Effective Date, pursuant to section 365 of the Bankruptcy Code, the Debtors will be deemed to assume each Executory Contract and Unexpired Lease.

2.      REAL PROPERTY EXECUTORY CONTRACTS AND UNEXPIRED LEASES

               Each Real Property Executory Contract and Unexpired Lease will include any modifications, amendments, supplements, restatements or other agreements made directly or indirectly by any agreement, instrument or other document that in any manner affects such contract or lease.

3. APPROVAL OF ASSUMPTIONS AND ASSIGNMENTS; ASSIGNMENTS RELATED TO RESTRUCTURING TRANSACTIONS

               The Confirmation Order will constitute an order of the Bankruptcy Court approving the assumptions (including any related assignments resulting from the Restructuring Transactions) of Executory Contracts and Unexpired Leases pursuant to Section V.A, as of the Effective Date. An order of the Bankruptcy Court entered on or prior to the Confirmation Date will specify the procedures for providing notice to each party whose Executory Contract and Unexpired Lease is being assumed pursuant to the Plan of: (a) the contract or lease being assumed; (b) the Cure Amount Claim, if any, that the applicable Debtor believes it would be obligated to pay in connection with such assumption; (c) any assignment of the contract or lease (pursuant to the Restructuring

Transactions or otherwise); and (d) the procedures for such party to object to the assumption of the applicable contract or lease, the amount of the proposed Cure Amount Claim or any assignment of the contract or lease. As of the effective time of an applicable Restructuring Transaction, any Executory Contract or Unexpired Lease to be held by any Debtor or Reorganized Debtor and assumed hereunder or otherwise in the Chapter 11 Cases will be deemed assigned to the surviving, resulting or acquiring corporation in the applicable Restructuring Transaction, pursuant to section 365 of the Bankruptcy Code. If an objection to a proposed assumption or assumption and assignment is not resolved in favor of the Debtors or the Reorganized Debtors, the applicable Executory Contract or Unexpired Lease may be designated by the Debtors or the Reorganized Debtors for rejection, which shall be deemed effective as of the Effective Date.

B.      PAYMENTS RELATED TO THE ASSUMPTION OF EXECUTORY CONTRACTS AND UNEXPIRED
        LEASES

               To the extent that such Claims constitute monetary defaults, the Cure Amount Claims associated with each Executory Contract and Unexpired Lease to be assumed pursuant to the Plan will be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, at the option of the applicable Debtor or Reorganized Debtor: (1) by payment of the Cure Amount Claim in cash on the Effective Date or (2) on such other terms as are agreed to by the parties to such Executory Contract and Unexpired Lease. If there is a dispute regarding:
(1) the amount of any Cure Amount Claim, (2) the ability of the applicable Reorganized Debtor or any assignee to provide "adequate assurance of future performance" (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed or (3) any other matter pertaining to assumption of such contract or lease, the payment of any Cure Amount Claim required by section 365(b)(1) of the Bankruptcy Code will be made within 30 days following the entry of a Final Order resolving the dispute and approving the assumption.

C.      CONTRACTS AND LEASES ENTERED INTO AFTER THE PETITION DATE

               Contracts and leases entered into after the Petition Date by a Debtor, including any Executory Contracts and Unexpired Leases assumed by a Debtor, will be performed by such Debtor or Reorganized Debtor in the ordinary course of its business. Accordingly, such contracts and leases (including any assumed Executory Contracts and Unexpired Leases) will survive and remain unaffected by entry of the Confirmation Order.

D.      REJECTION DAMAGES

               Any Claims arising from the rejection of any Executory Contract or Unexpired Lease will be treated as a Class 3 Claim, Class 8 Claim or Class 10 Claim, as appropriate.

E.      BAR DATE FOR REJECTION DAMAGES

               Notwithstanding anything in the Bar Date Order to the contrary, if the rejection of an Executory Contract or Unexpired Lease gives rise to a Claim by the other party or parties to such contract or lease, such Claim will be forever barred and will not be enforceable against the Debtors, the Reorganized Debtors, their respective successors or their respective properties unless a proof of Claim is Filed and served on the Reorganized Debtors, pursuant to the procedures specified in the Plan, Confirmation Order and the notice of the entry of the Confirmation Order or another order of the Bankruptcy Court, as applicable. Upon the rejection of an Executory Contract or Unexpired Lease, a separate notice of the applicable Bar Date for Filing rejection damage Claims will be served on the non-Debtor party or parties to such agreement, which notice may be given by serving the Bankruptcy Court's order establishing such Bar Date.

F.      OBLIGATIONS TO INDEMNIFY DIRECTORS, OFFICERS AND EMPLOYEES

               The obligations of each Debtor or Reorganized Debtor to indemnify any person who is serving or has served as one of its directors, officers or employees by reason of such person's prior or future service in such a capacity or as a director, officer or employee of another corporation, partnership or other legal entity, to the extent provided in the applicable certificates of incorporation, by-laws or similar constituent documents, by statutory law or by written agreement, policies or procedures of or with such Debtor, will be deemed and treated as executory contracts that are assumed by the applicable Debtor or Reorganized Debtor pursuant to the Plan and section 365 of the Bankruptcy Code as of the Effective Date. Accordingly, such indemnification obligations will survive and be unaffected by entry of the Confirmation Order, irrespective of whether such indemnification is owed for an act or event occurring before or after the Petition Date.

G.      REJECTION OF CERTAIN KKR ENTITY AGREEMENTS

               As contemplated or provided in the WKI/KKR Entity Release and Indemnification Agreement, except as otherwise provided in WKI/KKR Entity Release and Indemnification Agreement, each Executory Contract and Unexpired Lease between any of the Debtors and any of the KKR Entities will be deemed rejected as of the Effective Date and all rejection damages of any such KKR Entity in respect thereof will be deemed waived.

                                  ARTICLE VI.
                       PROVISIONS GOVERNING DISTRIBUTIONS

A.      DISTRIBUTIONS FOR CLAIMS ALLOWED AS OF THE EFFECTIVE DATE

               Except as otherwise provided in this Article VI, distributions of cash, New Common Stock, New Senior Secured Term Loans and New Senior Subordinated Notes to be made on the Effective Date to holders of Claims that are allowed as of the Effective Date will be deemed made on the Effective Date if made on the Effective Date or as promptly thereafter as practicable, but in any event no later than: (1) 60 days after the Effective Date or (2) with respect to any particular Claim, such later date when the applicable conditions of Section V.B (regarding cure payments for Executory Contracts and Unexpired Leases being assumed), Section VI.D.2 (regarding undeliverable distributions) or
Section VI.H (regarding surrender of canceled instruments and securities) are satisfied. Distributions on account of Claims that become Allowed Claims after the Effective Date will be made pursuant to Section VII.C. Notwithstanding anything contained herein to the contrary, the distribution of cash, New Common Stock, New Senior Secured Term Loans and New Senior Subordinated Notes required pursuant to Section III.B.2 or Section III.C.2 to be distributed to the holders of Tranche B Revolving Claims or Bank Loan Claims shall be delivered to the Third Party Disbursing Agent for such Claims no later than the close of business on the Effective Date.

B.      METHOD OF DISTRIBUTIONS TO HOLDERS OF CLAIMS

               The applicable Reorganized Debtor, or such Third Party Disbursing Agents as Reorganized WKI may employ in its sole discretion, will make all distributions of cash, New Common Stock, New Senior Secured Term Loans, New Senior Subordinated Notes and other instruments or documents required under the Plan. Each Disbursing Agent will serve without bond, and any Disbursing Agent may employ or contract with other entities to assist in or make the distributions required by the Plan. The Prepetition Credit Facility Agent will act as the Third Party Disbursing Agent in respect of Class 2 Claims and Class 6 Claims. The 9-1/4% Senior Note Indenture Trustee will act as Third Party Disbursing Agent in respect of Class 5 Claims.

C.      COMPENSATION AND REIMBURSEMENT FOR SERVICES RELATED TO DISTRIBUTIONS

               Each Third Party Disbursing Agent providing services related to distributions pursuant to the Plan will receive from Reorganized WKI, without further Bankruptcy Court approval, reasonable compensation for such services and reimbursement of reasonable out-of-pocket expenses incurred in connection with such services. These payments will be made on terms agreed to with Reorganized WKI and will not be deducted from distributions to be made pursuant to the Plan to holders of Allowed Claims receiving distributions from a Third Party Disbursing Agent.

D.      DELIVERY OF DISTRIBUTIONS AND UNDELIVERABLE OR UNCLAIMED DISTRIBUTIONS

        1.     DELIVERY OF DISTRIBUTIONS

               a.      GENERALLY

               Except as provided in Section VI.D.1.b, distributions to holders of Allowed Claims will be made by a Disbursing Agent (a) at the addresses set forth on the respective proofs of Claim Filed by holders of such Claims; (b) at the addresses set forth in any written certification of address change delivered to the Disbursing Agent (including pursuant to a letter of transmittal delivered to a Disbursing Agent) after the date of Filing of any related proof of Claim; or (c) at the addresses reflected in the applicable Debtor's Schedules if no proof of Claim has been Filed and the Disbursing Agent has not received a written notice of a change of address. Distributions to holders of Class 2 Claims and Class 6 Claims will be made by the Prepetition Credit Facility Agent pursuant to the provisions of the Prepetition Credit Facility.

               b. SPECIAL PROVISIONS FOR DISTRIBUTIONS TO HOLDERS OF 9-5/8% SENIOR SUBORDINATED CLAIMS OR 9-1/4%
                       SENIOR NOTE CLAIMS

               Subject to the requirements of Section VI.H, distributions to holders of Allowed 9-5/8% Senior Subordinated Claims or 9-1/4% Senior Note Claims will be made by a Disbursing Agent to the record holders of the 9-5/8% Senior Subordinated Notes and 9-1/4% Senior Notes, as the case may be, as of the Distribution Record Date, as identified on a record holder register to be provided to the Disbursing Agent by the 9-5/8% Senior Subordinated Note Indenture Trustee or 9-1/4% Senior Note Indenture Trustee, as the case may be, within five Business Days after the Distribution Record Date. This record holder register (i) will provide the name, address and holdings of each respective registered holder as of the Distribution Record Date and (ii) must be consistent with the applicable Indenture Trustee's Allowed proof of Claim.

        2.     UNDELIVERABLE DISTRIBUTIONS HELD BY DISBURSING AGENTS

               a. HOLDING OF UNDELIVERABLE DISTRIBUTIONS; UNDELIVERED NEW COMMON STOCK

                        i. Subject to Section VI.D.2.c, distributions returned to a Disbursing Agent or otherwise undeliverable will remain in the possession of the applicable Disbursing Agent pursuant to this Section VI.D.2.a.i until such time as a distribution becomes deliverable. Subject to
Section VI.D.2.c, undeliverable cash, New Common Stock, New Senior Secured Term Loans or New Senior Subordinated Notes will be held by the applicable Disbursing Agent for the benefit of the potential claimants of such securities.

                        ii. Pending the distribution of any New Common Stock, the applicable Disbursing Agent will cause all of the New Common Stock held by it in its capacity as Disbursing Agent, whether relating to undeliverable distributions or simply undelivered distributions, to be (A) represented in person or by proxy at each meeting of the stockholders of Reorganized WKI, (B) voted in any election of directors of Reorganized WKI in accordance with the Stockholders' Agreement (as if such New Common Stock had been delivered to the entity entitled to receive such stock under the Plan) and (C) voted with respect to any other matter as recommended by the board of directors of Reorganized WKI.

               b.    AFTER DISTRIBUTIONS BECOME DELIVERABLE

               The applicable Disbursing Agents promptly will make all distributions that become deliverable to holders of Allowed Claims.

               c.    FAILURE TO CLAIM UNDELIVERABLE DISTRIBUTIONS

               Any holder of an Allowed Claim that does not assert a claim pursuant to the Plan for an undeliverable distribution to be made by a Disbursing Agent within two years after the later of (i) the Effective Date and
(ii) the last date on which a distribution was deliverable to such holder will have its claim for such undeliverable distribution discharged and will be forever barred from asserting any such claim against the Reorganized Debtors or their respective property. In such cases, unclaimed distributions will become property of Reorganized WKI, free of any restrictions thereon, and any such unclaimed distribution held by a Third Party Disbursing Agent will be returned to Reorganized WKI. Nothing contained in the Plan will require any Debtor, Reorganized Debtor or Disbursing Agent to attempt to locate any holder of an Allowed Claim or an Allowed Interest.

E.      DISTRIBUTION RECORD DATE

               As of the close of business on the Distribution Record Date, the transfer registers for the 9-5/8% Senior Subordinated Notes and the 9-1/4% Senior Notes, as maintained by the 9-5/8% Senior Subordinated Note Indenture Trustee and the 9-1/4% Senior Note Indenture Trustee, respectively, will be closed. The applicable Disbursing Agent will have no obligation to recognize the transfer or sale of any 9-5/8% Senior Subordinated Note Claim or 9-1/4% Senior Note Claim that occurs after the close of business on the Distribution Record Date and will be entitled for all purposes herein to recognize and make distributions only to those holders who are holders of such Claims as of the close of business on the Distribution Record Date.

F.      MEANS OF CASH PAYMENTS

               Except as otherwise specified herein, cash payments made pursuant to the Plan will be in U.S. currency by checks drawn on a domestic bank selected by the applicable Debtor or Reorganized Debtor or, at the option of the applicable Debtor or Reorganized Debtor, by wire transfer from a domestic bank; provided, however, that cash payments to foreign holders of Allowed Claims may be made, at the option of the applicable Debtor or Reorganized Debtor, in such funds and by such means as are necessary or customary in a particular foreign jurisdiction. Any cash payable to the Prepetition Credit Facility Agent shall be sent by wire transfer of immediately available funds.

G.      TIMING AND CALCULATION OF AMOUNTS TO BE DISTRIBUTED

        1.     ALLOWED CLAIMS

               Subject to Section VI.A, on the Effective Date, each holder of an Allowed Claim will receive the full amount of the distributions that the Plan provides for Allowed Claims in the applicable Class. No later than each Quarterly Distribution Date, distributions also will be made, pursuant to
Section VII.C, to holders of Disputed Claims in any such Class that were allowed during the preceding calendar quarter. Such quarterly distributions also will be in the full amount that the Plan provides for Allowed Claims in the applicable Class.

        2.     DISTRIBUTIONS OF NEW COMMON STOCK

               Notwithstanding any other provision of the Plan, only whole numbers of shares of New Common Stock will be issued. When any distribution on account of an Allowed Claim otherwise would result in the issuance of a number of shares of New Common Stock that is not a whole number, the actual distribution of shares of such stock will be rounded to the next higher whole number. The total number of shares of New Common Stock to be distributed on account of Allowed Claims will be adjusted as necessary to account for the rounding provided for in this Section VI.G.2 and, notwithstanding any other provision of the Plan, Reorganized WKI will make available to the applicable Disbursing Agent any additional shares of New Common Stock necessitated by operation of this Section VI.G.2.

        3.     DE MINIMIS DISTRIBUTIONS

               Unless otherwise directed by Reorganized WKI, no Disbursing Agent will distribute cash to the holder of an Allowed Claim if the amount of cash to be distributed on account of such Claim is less than $25. Any holder of an Allowed Claim on account of which the amount of cash to be distributed is less than $25 will have its claim for such distribution discharged and will be forever barred from asserting any such claim against the Reorganized Debtors or their respective property.

H.      SURRENDER OF CANCELED INSTRUMENTS OR SECURITIES

        1.     TENDER OF 9-5/8% SENIOR SUBORDINATED NOTES AND 9-1/4% SENIOR
               NOTES

               Except as provided in Section VI.H.2 for lost, stolen, mutilated or destroyed 9-5/8% Senior Subordinated Notes or 9-1/4% Senior Notes, each holder of any such Note not held through book entry must tender such Note to the applicable Disbursing Agent in accordance with a letter of transmittal to be provided to such holders by the Disbursing Agent as promptly as practicable following the Effective Date. The letter of transmittal will include, among other provisions, customary provisions with respect to the authority of the holder of such Notes to act and the authenticity of any signatures required thereon. All surrendered 9-5/8% Senior Subordinated Notes or 9-1/4% Senior Notes will be marked as canceled and delivered to Reorganized WKI.

        2. LOST, STOLEN, MUTILATED OR DESTROYED 9-5/8% SENIOR SUBORDINATED NOTES OR 9-1/4% SENIOR NOTES

               Any holder of an Allowed 9-5/8% Senior Subordinated Note Claim or Allowed 9-1/4% Senior Note Claim with respect to which the underlying 9-5/8% Senior Subordinated Note or 9-1/4% Senior Note has been lost, stolen, mutilated or destroyed must, in lieu of surrendering such Note, deliver to the applicable Disbursing Agent: (a) evidence satisfactory to the Disbursing Agent of the loss, theft, mutilation or destruction and (b) such security or indemnity as may be required by the Disbursing Agent to hold the Disbursing Agent and the Reorganized WKI, as applicable, harmless from any damages, liabilities or costs incurred in treating such individual as a holder of such Note. Upon compliance with this Section VI.H.2 by a holder of an Allowed 9-5/8% Senior Subordinated Note Claim or Allowed 9-1/4% Senior Note Claim, such holder will, for all purposes under the Plan, be deemed to have surrendered the applicable 9-5/8% Senior Subordinated Note or 9-1/4% Senior Note, as the case may be.

        3. FAILURE TO SURRENDER 9-5/8% SENIOR SUBORDINATED NOTES OR 9-1/4% SENIOR NOTES

               Any holder of a 9-5/8% Senior Subordinated Note or 9-1/4% Senior Note not held through book entry that fails to surrender or is deemed not to have surrendered the applicable Note within two years after the Effective Date will have its right to distributions pursuant to the Plan on account thereof discharged and will be forever barred from asserting any such Claim against the Reorganized Debtors or their respective property. In such case, any New Common Stock or cash held for distribution on account thereof will be treated pursuant to the provisions set forth in Section VI.D.2.c.

I.      COMPLIANCE WITH TAX REQUIREMENTS

        1. In connection with the Plan, to the extent applicable, each Disbursing Agent will comply with all Tax withholding and reporting requirements imposed on it by any governmental unit, and all distributions pursuant to the Plan will be subject to applicable withholding and reporting requirements. Each Disbursing Agent will be authorized to take any actions that may be necessary or appropriate to comply with those withholding and reporting requirements, including requiring recipients to fund the payment of such withholding as a condition to delivery.

        2. Notwithstanding any other provision of the Plan, each entity receiving a distribution of cash, New Senior Secured Term Loans, New Senior Subordinated Notes or New Common Stock pursuant to the Plan will have sole and exclusive responsibility for the satisfaction and payment of any Tax obligations imposed on it by any governmental unit on account of the distribution, including income, withholding and other Tax obligations.

J.      SETOFFS

               Except with respect to claims of a Debtor or Reorganized Debtor released pursuant to the Plan or any contract, instrument, release or other agreement or document entered into or delivered in connection with the Plan, the Reorganized Debtors or, as instructed by the applicable Reorganized Debtor, a Third Party Disbursing Agent may, pursuant to section 553 of the Bankruptcy Code or applicable nonbankruptcy law, set off against any Allowed Claim and the distributions to be made pursuant to the Plan on account of the Claim (before any distribution is made on account of the Claim) the claims, rights and causes of action of any nature that the applicable Debtor or Reorganized Debtor may hold against the holder of the Allowed Claim; provided that neither the failure to effect a setoff nor the allowance of any Claim hereunder will constitute a waiver or release by the applicable Debtor or Reorganized Debtor of any claims, rights and causes of action that the Debtor or Reorganized Debtor may possess against the Claim holder.

                                  ARTICLE VII.
                    PROCEDURES FOR RESOLVING DISPUTED CLAIMS

A.      PROSECUTION OF OBJECTIONS TO CLAIMS

        1.     OBJECTIONS TO CLAIMS

                 All objections to Claims must be Filed and served on the holders of such Claims by the Claims Objection Bar Date, and, if Filed prior to the Effective Date, such objections will be served on the parties on the then-applicable special service list in the Chapter 11 Cases. If an objection has not been Filed to a proof of Claim or a scheduled Claim by the Claims Objection Bar Date, the Claim to which the proof of Claim or scheduled Claim relates will be treated as an Allowed Claim if such Claim has not been allowed earlier.

        2.     AUTHORITY TO PROSECUTE OBJECTIONS

                 After the Confirmation Date, only the Debtors or the Reorganized Debtors will have the authority to File, settle, compromise, withdraw or litigate to judgment objections to Claims, including pursuant to any alternative dispute resolution or similar procedures approved by the Bankruptcy Court. After the Effective Date, the Reorganized Debtors may settle or compromise any Disputed Claim without approval of the Bankruptcy Court.

B.      TREATMENT OF DISPUTED CLAIMS

                 Notwithstanding any other provisions of the Plan, no payments or distributions will be made on account of a Disputed Claim until such Claim becomes an Allowed Claim.

C.      DISTRIBUTIONS ON ACCOUNT OF DISPUTED CLAIMS ONCE ALLOWED

                 No later than each Quarterly Distribution Date, the applicable Disbursing Agent will make all distributions on account of any Disputed Claim that has become an Allowed Claim during the preceding calendar quarter. Such distributions will be made pursuant to the provisions of the Plan governing the applicable Class.

                                 ARTICLE VIII.
                      CONDITIONS PRECEDENT TO CONFIRMATION
                          AND CONSUMMATION OF THE PLAN

A.      CONDITIONS TO CONFIRMATION

                  The Bankruptcy Court will not be requested to enter the Confirmation Order, unless and until the following conditions have been satisfied or duly waived pursuant to Section VIII.C:

        1. The Confirmation Order will be reasonably acceptable in form and substance to the Debtors and the Supporting Creditors.

        2. The Debtors shall have received a binding, unconditional (except as contemplated by Exhibit I.A.47) commitment for the Exit Financing Facility from the Exit Financing Facility Agent Bank on terms and conditions satisfactory to the Debtors and the Prepetition Credit Facility Agent.

B.      CONDITIONS TO THE EFFECTIVE DATE

               The Effective Date will not occur, and the Plan will not be consummated unless and until the following conditions have been satisfied or duly waived pursuant to Section VIII.C:

        1. The Bankruptcy Court shall have entered an order (contemplated to be part of the Confirmation Order) approving and authorizing the Debtors and the Reorganized Debtors to take all actions necessary or appropriate to implement the Plan in form and substance acceptable to the Debtors and the Supporting Creditors, including completion of the Restructuring Transactions and the other transactions contemplated by the Plan and the implementation and consummation of the contracts, instruments, releases and other agreements or documents entered into or delivered in connection with the Plan.

        2. The documents effectuating the Exit Financing Facility shall have been executed and delivered by the Reorganized Debtors, the Exit Financing Facility Agent Bank and each of the lenders under the Exit Financing Facility.

        3. The documents effectuating the New Senior Secured Term Loan Facility shall have been executed and delivered by the Reorganized Debtors and the New Senior Secured Term Loan Facility Agent Bank

        4. The New Senior Subordinated Note Indenture shall have been executed by the Reorganized Debtors and the indenture trustee for the New Senior Subordinated Notes.

        5. All of the Exhibits to the Plan shall be satisfactory to the Debtors and the Supporting Creditors; provided, however, that the Committee is deemed to have agreed (a) to the forms of Exhibits Filed with the Bankruptcy Court as of November 15, 2002 and (b) Exhibits I.A.59, IV.C.2 and IV.C.3.a.

        6. The WKI/CCPC Tax Agreement and the WKI/KKR Entity Release and Indemnification Agreement shall have been executed and delivered by the respective parties thereto.

        7.     The Effective Date shall occur on or before January 15, 2003.

C.      WAIVER OF CONDITIONS TO THE CONFIRMATION OR EFFECTIVE DATE

               The conditions to Confirmation and the conditions to the Effective Date may be waived in whole or part at any time by agreement of the Debtors and the Supporting Creditors without an order of the Bankruptcy Court; provided, however, that the Prepetition Credit Facility Agent will have the exclusive power to waive the condition specified in Section VIII.B.7.

D.      EFFECT OF NONOCCURRENCE OF CONDITIONS TO THE EFFECTIVE DATE

               If each of the conditions to the Effective Date is not satisfied or duly waived in accordance with Section VIII.C, then upon motion by the Debtors or any party in interest made before the time that each of such conditions has been satisfied and upon notice to such parties in interest as the Bankruptcy Court may direct, the Confirmation Order will be vacated by the Bankruptcy Court; provided, however, that, notwithstanding the Filing of such motion, the Confirmation Order may not be vacated if each of the conditions to the Effective Date is satisfied before the Bankruptcy Court enters an order granting such motion. If the Confirmation Order is vacated pursuant to this
Section VIII.D, (1) the Plan will be null and void in all respects, including with respect to: (a) the discharge of Claims and termination of Interests pursuant to section 1141 of the Bankruptcy Code; (b) the assumptions of Executory Contracts and Unexpired Leases pursuant to Section V.A.1; and (c) the releases described in Section IV.E.2; and (2) nothing contained in the Plan will: (a) constitute a waiver or release of any claims by or against, or any Interest in, any Debtor; or (b) prejudice in any manner the rights of the Debtors or any other party in interest.

                                  ARTICLE IX.
                                    CRAMDOWN

               The Debtors request Confirmation under section 1129(b) of the Bankruptcy Code with respect to impaired Classes 11, 14 and 15 and any other impaired Class that has not accepted or is deemed not to have accepted the Plan pursuant to section 1126 of the Bankruptcy Code.

                                   ARTICLE X.
                       DISCHARGE, TERMINATION, INJUNCTION
                            AND SUBORDINATION RIGHTS

A.      DISCHARGE OF CLAIMS AND TERMINATION OF INTERESTS

        1.     COMPLETE SATISFACTION, DISCHARGE AND RELEASE

                  Except as provided in the Plan or in the Confirmation Order, the rights afforded under the Plan and the treatment of Claims and Interests under the Plan will be in exchange for and in complete satisfaction, discharge and release of all Claims and termination of all Interests arising on or before the Effective Date, including any interest accrued on Claims from and after the Petition Date. Except as provided in the Plan or in the Confirmation Order, Confirmation will, as of the Effective Date and immediately after cancellation of the Old WKI Common Stock: (a) discharge the Debtors from all Claims or other debts that arose on or before the Effective Date, and all debts of the kind specified in section 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not (i) a proof of Claim based on such debt is Filed or deemed Filed pursuant to section 501 of the Bankruptcy Code, (ii) a Claim based on such debt is allowed pursuant to section 502 of the Bankruptcy Code or (iii) the holder of a Claim based on such debt has accepted the Plan; and (b) terminate all Interests and other rights of equity security holders in the Debtors.

2.      DISCHARGE AND TERMINATION

                  In accordance with the foregoing, except as provided in the Plan, the Confirmation Order or the Final Order in respect of the DIP Credit Agreement, the Confirmation Order will be a judicial determination, as of the Effective Date and immediately after the cancellation of the Old WKI Common Stock, but prior to the issuance of the New Common Stock, of a discharge of all Claims and other debts and liabilities against the Debtors and a termination of all Interests and other rights of the holders of Interests in the Debtors, pursuant to sections 524 and 1141 of the Bankruptcy Code, and such discharge will void any judgment obtained against the Debtor at any time, to the extent that such judgment relates to a discharged Claim or terminated Interest; provided, however, that, notwithstanding the extinguishment of any such judgment, the existence of a validly entered judgment may be treated as evidence of the entitlement to a Claim in the Chapter 11 Cases, which Claim, subject to other applicable requirements (including the timely filing of a proof of Claim, if necessary), will be satisfied by the distribution, if any, provided under the Plan.

B.      INJUNCTIONS

        1.     CLAIMS ENJOINED

                  EXCEPT AS PROVIDED IN THE PLAN OR THE CONFIRMATION ORDER OR AGREED TO BY THE DEBTORS OR THE REORGANIZED DEBTORS, AS OF THE EFFECTIVE DATE ALL ENTITIES AND PERSONS THAT HAVE HELD, CURRENTLY HOLD OR MAY HOLD A CLAIM OR OTHER DEBT OR LIABILITY THAT IS DISCHARGED OR AN INTEREST OR OTHER RIGHT OF A HOLDER OF AN INTEREST THAT IS TERMINATED PURSUANT TO THE TERMS OF THE PLAN WILL BE PERMANENTLY ENJOINED FROM TAKING ANY OF THE FOLLOWING ENFORCEMENT ACTIONS ON ACCOUNT OF ANY SUCH DISCHARGED CLAIMS, DEBTS OR LIABILITIES OR TERMINATED INTERESTS OR RIGHTS: (a) COMMENCING OR CONTINUING IN ANY MANNER ANY ACTION OR OTHER PROCEEDING AGAINST ANY DEBTOR, ANY REORGANIZED DEBTOR OR ITS RESPECTIVE PROPERTY, OTHER THAN TO ENFORCE ANY RIGHT PURSUANT TO THE PLAN TO A DISTRIBUTION; (b) ENFORCING, ATTACHING, COLLECTING OR RECOVERING IN ANY MANNER ANY JUDGMENT, AWARD, DECREE OR ORDER AGAINST ANY DEBTOR, ANY REORGANIZED DEBTOR OR ITS RESPECTIVE PROPERTY, OTHER THAN AS PERMITTED PURSUANT TO (a) ABOVE; (c) CREATING, PERFECTING OR ENFORCING ANY LIEN OR ENCUMBRANCE AGAINST ANY

DEBTOR, ANY REORGANIZED DEBTOR OR ITS RESPECTIVE PROPERTY; (d) ASSERTING A SETOFF, RIGHT OF SUBROGATION OR RECOUPMENT OF ANY KIND AGAINST ANY DEBT, LIABILITY OR OBLIGATION DUE TO ANY DEBTOR OR ANY REORGANIZED DEBTOR; AND (e) COMMENCING OR CONTINUING ANY ACTION, IN ANY MANNER, IN ANY PLACE THAT DOES NOT COMPLY WITH OR IS INCONSISTENT WITH THE PROVISIONS OF THE PLAN.

         2.       ENFORCEMENT ENJOINED

                  AS OF THE EFFECTIVE DATE, ALL ENTITIES AND PERSONS THAT HAVE HELD, CURRENTLY HOLD OR MAY HOLD ANY CLAIMS, OBLIGATIONS, SUITS, JUDGMENTS, DAMAGES, DEMANDS, DEBTS, RIGHTS, CAUSES OF ACTION OR LIABILITIES THAT ARE RELEASED PURSUANT TO THE PLAN WILL BE PERMANENTLY ENJOINED FROM TAKING ANY OF THE FOLLOWING ACTIONS AGAINST ANY RELEASED ENTITY OR ITS PROPERTY ON ACCOUNT OF SUCH RELEASED CLAIMS, OBLIGATIONS, SUITS, JUDGMENTS, DAMAGES, DEMANDS, DEBTS, RIGHTS, CAUSES OF ACTION OR LIABILITIES IF SUCH ENTITY OR PERSON WAS TIMELY SERVED WITH A COPY OF THE DISCLOSURE STATEMENT: (a) COMMENCING OR CONTINUING IN ANY MANNER ANY ACTION OR OTHER PROCEEDING; (b) ENFORCING, ATTACHING, COLLECTING OR RECOVERING IN ANY MANNER ANY JUDGMENT, AWARD, DECREE OR ORDER; (c) CREATING, PERFECTING OR ENFORCING ANY LIEN OR ENCUMBRANCE; (d) ASSERTING A SETOFF, RIGHT OF SUBROGATION OR RECOUPMENT OF ANY KIND AGAINST ANY DEBT, LIABILITY OR OBLIGATION DUE TO ANY RELEASED ENTITY; AND (e) COMMENCING OR CONTINUING ANY ACTION, IN ANY MANNER, IN ANY PLACE THAT DOES NOT COMPLY WITH OR IS INCONSISTENT WITH THE PROVISIONS OF THE PLAN.

         3.       CONSENT TO INJUNCTION

                  BY ACCEPTING DISTRIBUTIONS PURSUANT TO THE PLAN, EACH HOLDER OF AN ALLOWED CLAIM RECEIVING DISTRIBUTIONS PURSUANT TO THE PLAN WILL BE DEEMED TO HAVE SPECIFICALLY CONSENTED TO THE INJUNCTIONS SET FORTH IN SECTION X.B.1 AND SECTION X.B.2.

C. TERMINATION OF SUBORDINATION RIGHTS AND SETTLEMENT OF RELATED CLAIMS AND CONTROVERSIES

         1.       TERMINATION

                  The classification and manner of satisfying all Claims and Interests under the Plan take into consideration all subordination rights, whether arising under general principles of equitable subordination, contract, section 510(c) of the Bankruptcy Code or otherwise, that a holder of a Claim or Interest may have against other Claim or Interest holders with respect to any distribution made pursuant to the Plan. All subordination rights that a holder of a Claim may have with respect to any distribution to be made pursuant to the Plan will be discharged and terminated, and all actions related to the enforcement of such subordination rights will be permanently enjoined. Accordingly, distributions pursuant to the Plan to holders of Allowed Claims will not be subject to payment to a beneficiary of such terminated subordination rights or to levy, garnishment, attachment or other legal process by a beneficiary of such terminated subordination rights.

         2.       SETTLEMENT

                  Pursuant to Bankruptcy Rule 9019 and in consideration for the distributions and other benefits provided under the Plan, the provisions of the Plan will constitute a good faith compromise and settlement of all claims or controversies relating to the subordination rights that a holder of a Claim may have with respect to any Allowed Claim or any distribution to be made pursuant to the Plan on account of any Allowed Claim. The entry of the Confirmation Order will constitute the Bankruptcy Court's approval, as of the Effective Date, of the compromise or settlement of all such claims or controversies and the Bankruptcy Court's finding that such compromise or settlement is in the best interests of the Debtors, the Reorganized Debtors and their respective property and Claim and Interest holders and is fair, equitable and reasonable.

         3.       PRESERVATION OF SUBORDINATION UNDER SECTION 510(b)

                  Notwithstanding the foregoing, the provisions of section 510(b) of the Bankruptcy Code, to the extent applicable to Claims against WKI, are expressly preserved.

                                 ARTICLE XI.
                          RETENTION OF JURISDICTION

                  Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court will retain such jurisdiction over the Chapter 11 Cases after the Effective Date as is legally permissible, including jurisdiction to:

         1. Allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any objections to the allowance, priority or classification of Claims or Interests;

         2. Grant or deny any applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or the Plan for periods ending on or before the Effective Date;

         3. Resolve any matters related to the assumption, assumption and assignment or rejection of any Executory Contract and Unexpired Lease to which any Debtor is a party or with respect to which any Debtor or Reorganized Debtor may be liable and to hear, determine and, if necessary, liquidate any Claims arising therefrom, including any Cure Amount Claims;

         4. Ensure that distributions to holders of Allowed Claims are accomplished pursuant to the provisions of the Plan;

         5. Decide or resolve any motions, adversary proceedings, contested or litigated matters and any other matters and grant or deny any applications involving any Debtor or any Reorganized Debtor that may be pending on the Effective Date or brought thereafter;

         6. Enter such orders as may be necessary or appropriate to implement or consummate the provisions of the Plan and all contracts, instruments, releases and other agreements or documents entered into or delivered in connection with the Plan, the Disclosure Statement or the Confirmation Order;

         7. Resolve any cases, controversies, suits or disputes that may arise in connection with the consummation, interpretation or enforcement of the Plan or any contract, instrument, release or other agreement or document that is entered into or delivered pursuant to the Plan or any entity's rights arising from or obligations incurred in connection with the Plan or such documents;

         8. Modify the Plan before or after the Effective Date pursuant to section 1127 of the Bankruptcy Code; modify the Disclosure Statement, the Confirmation Order or any contract, instrument, release or other agreement or document entered into or delivered in connection with the Plan, the Disclosure Statement or the Confirmation Order; or remedy any defect or omission or reconcile any inconsistency in any Bankruptcy Court order, the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release or other agreement or document entered into, delivered or created in connection with the Plan, the Disclosure Statement or the Confirmation Order, in such manner as may be necessary or appropriate to consummate the Plan;

         9. Issue injunctions, enforce the injunctions contained in the Plan and the Confirmation Order, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any entity with consummation, implementation or enforcement of the Plan or the Confirmation Order;

         10. Enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason or in any respect modified, stayed, reversed, revoked or vacated or distributions pursuant to the Plan are enjoined or stayed;

         11. Determine any other matters that may arise in connection with or relate to the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release or other agreement or document entered into or delivered in connection with the Plan, the Disclosure Statement or the Confirmation Order; and

         12.      Enter a final decree closing the Chapter 11 Cases.

                                 ARTICLE XII.
                           MISCELLANEOUS PROVISIONS

A.       DISSOLUTION OF COMMITTEE

                  On the Effective Date, the Committee will dissolve and the members of the Committee and their respective Professionals will cease to have any role arising from or related to the Chapter 11 Case. The Professionals retained by the Committee and the respective members thereof will not be entitled to assert any Fee Claim for any services rendered or expenses incurred after the Effective Date, except for reasonable fees for services rendered, and actual and necessary expenses incurred, in connection with any applications for allowance of compensation and reimbursement of expenses pending on the Effective Date or Filed and served after the Effective Date pursuant to Section III.A.1.f.ii.A.

B.       LIMITATION OF LIABILITY

                  No Debtor, Reorganized Debtor, holder of any Claim or their respective Representatives will have or incur any liability to any entity (including the holder of any Claim or Interest) for any act taken or omitted to be taken in connection with, related to or arising out of the formulation, preparation, dissemination, implementation, Confirmation or consummation of the Plan, the Disclosure Statement or any contract, instrument, release or other agreement or document created or entered into, or any other act taken or omitted to be taken, in connection with the administration of the Chapter 11 Cases, pursuit of the Confirmation of the Plan, the consummation of the Plan or property distributed under the Plan; provided, however, that the foregoing provisions of this Section XII.B will have no effect on: (1) the liability of any entity that would otherwise result from the failure to perform or pay any obligation or liability under the Plan or any contract, instrument, release or other agreement or document to be entered into or delivered in connection with the Plan or (2) the liability of any entity that would otherwise result from any such act or omission to the extent that such act or omission is determined in a Final Order to have constituted gross negligence or willful misconduct.

C.       MODIFICATION OF THE PLAN

                  Subject to the restrictions on modifications set forth in
section 1127 of the Bankruptcy Code, the Debtors or the Reorganized Debtors, as applicable, reserve the right to alter, amend or modify the Plan before the Effective Date, with the consent of the Prepetition Credit Facility Agent.

D.       REVOCATION OF THE PLAN

                  The Debtors reserve the right to revoke or withdraw the Plan prior to the Confirmation Date. If the Debtors revoke or withdraw the Plan, or if Confirmation does not occur, then the Plan will be null and void in all respects, and nothing contained in the Plan will: (1) constitute a waiver or release of any claims by or against, or any Interests in, any Debtor; (2) prejudice in any manner the rights of any Debtor or any other party in interest; or (3) constitute an admission of any sort by any Debtor or any other party in interest.

E.       SEVERABILITY OF PLAN PROVISIONS

                  If, prior to Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order will constitute a judicial determination and will provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

F.       SUCCESSORS AND ASSIGNS

                  The rights, benefits and obligations of any entity named or referred to in the Plan will be binding on, and will inure to the benefit of, any heir, executor, administrator, successor or assign of such entity.

G.       SERVICE OF DOCUMENTS

                  Any pleading, notice or other document required by the Plan or the Confirmation Order to be served on or delivered to the Debtors, the Reorganized Debtors, the Committee, the Prepetition Credit Facility Agent or Borden must be sent by overnight delivery service, facsimile transmission, courier service or messenger to:

1.       THE DEBTORS AND THE REORGANIZED DEBTORS

                  Raymond J. Kulla, Esq.
                  General Counsel
                  WKI Holding Company, Inc.
                  11911 Freedom Drive
                  Suite 600
                  Reston, Virginia  20190
                  Fax:  (703) 456-4765

                  Richard M. Cieri, Esq.
                  Carl E. Black, Esq.
                  JONES, DAY, REAVIS & POGUE
                  North Point
                  901 Lakeside Avenue
                  Cleveland, Ohio  44114
                  Fax:  (216) 579-0212

                  Jeffrey B. Ellman, Esq.
                  JONES, DAY, REAVIS & POGUE
                  41 South High Street
                  Suite 1900
                  Columbus, Ohio  43215-6113
                  Fax:  (614) 461-4198

                  Henry L. Gompf, Esq.
                  JONES, DAY, REAVIS & POGUE
                  2727 North Harwood
                  Dallas, Texas  75201
                  Fax:  (214) 969-5100

                  (Counsel to the Debtors and Reorganized Debtors)

2.       THE COMMITTEE

                  Mark Prager, Esq.
                  Edward J. Green, Esq.
                  FOLEY & LARDNER
                  330 North Wabash Avenue
                  Suite 3300
                  Chicago, Illinois  60611-3608
                  Fax:  (312) 755-1925

                  (Counsel to the Committee)

3.       PREPETITION CREDIT FACILITY AGENT

                  Harold S. Novikoff, Esq.
                  Wachtell, Lipton, Rosen & Katz
                  51 West 52nd Street
                  New York, New York  10019
                  Fax:  (212) 403-2000

                  (Counsel to the Prepetition Credit Facility Agent)

4.       BORDEN

                  Mark Thompson, Esq.
                  Simpson Thacher & Bartlett
                  425 Lexington Avenue
                  New York, NY  10017
                  Fax:  (212) 415-2500

                  (Counsel to Borden Chemical, Inc.)

Dated:  November 15, 2002                          Respectfully submitted,

                                                   WKI HOLDING COMPANY INC., on its own behalf and on behalf of each Subsidiary Debtor


                                                   By:          /s/ Raymond J. Kulla
                                                   Name:        Raymond J. Kulla
                                                   Title:       Vice President, General Counsel and Secretary

COUNSEL:

Richard M. Cieri (OH 0032464)
Jeffrey B. Ellman (OH 0055558)
Carl E. Black (OH 0069479)
JONES, DAY, REAVIS & POGUE
North Point
901 Lakeside Avenue
Cleveland, Ohio 44114
(216) 586-3939

HENRY L. GOMPF (TX 08116400)
JONES, DAY, REAVIS & POGUE
2727 North Harwood
Dallas, Texas  75201
(214) 220-3939

ATTORNEYS FOR DEBTORS
AND DEBTORS IN POSSESSION